                                                          File Number: 333-91485

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           POST-EFFECTIVE AMENDMENT TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          KINGSGATE ACQUISITIONS, INC.
                          ----------------------------
                             (Name of small business
                             issuer in its charter)

      Delaware                         6770                     98-0211672
-----------------------      ----------------------------   -------------------
(State of incorporation      (Primary Standard Industrial    (I.R.S. Employer
  or jurisdiction            Classification Code Number)   Identification No.)
  of organization)


950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada (604) 926-6775
-------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)


950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada (604) 926-6775
--------------------------------------------------------------------------------
                   (Address of principal place of business or
                      intended principal place of business)

Sheila G. Corvino, Esq. 811 Dorset West Road, Dorset, Vermont 05251 802-867-0112
--------------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)

     Copies to:
     Sheila G. Corvino
     811 Dorset West Road
     Dorset, Vermont 05251
     Phone: (802) 867-0112
     Fax:   (802) 867-2468

     Approximate date of proposed sale to the public: as soon as practicable after the effective date of the registration statement and date of the prospectus.

     The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE

     No registration fee is due on a Reconfirmation Offering under Rule 419.

                              Cross Reference Sheet

                    Showing the Location In Prospectus of
                 Information Required by Items of Form SB-2


Part I.    Information Required in Prospectus

Item

No.          Required Item                         Location or Caption
----         -------------                         --------------------

 1.         Front of Registration Statement
            and Outside Front Cover of
            Prospectus                            Front of Registration
                                                  Statement and Outside
                                                  Front Cover of Prospectus

 2.         Inside Front and Outside Back
            Cover Pages of Prospectus             Inside Front Cover Page
                                                  of Prospectus and Outside
                                                  Front Cover Page of
                                                  Prospectus

 3.         Summary Information and Risk
            Factors                               Prospectus Summary;
                                                  Risk Factors

 4.         Use of Proceeds                       Use of Proceeds

 5.         Determination of Offering
            Price                                 Market for our Common Stock

 6.         Dilution                              Dilution

 7.         Selling Security Holders              Not Applicable

 8.         Plan of Distribution                  Not Applicable

 9.         Legal Proceedings                     Litigation

10.         Directors, Executive Officers,
            Promoters and Control Persons         Management

11.         Security Ownership of Certain
            Beneficial Owners and Management      Principal Stockholders

12.         Description of Securities             Description of Securities

13.         Interest of Named Experts and
            Counsel                               Legal Matters; Financial
                                                  Statements

14.         Disclosure of Commission Position
            on Indemnification for Securities
            Act Liabilities                       Statement as to
                                                  Indemnification

15.         Organization Within Last
            Five Years                            Management; Certain
                                                  Transactions

16.         Description of Business               Proposed Business

17.         Management's Discussion and
            Analysis or Plan of
            Operation                             Proposed Business -
                                                  Plan of Operation

18.         Description of Property               Proposed Business

19.         Certain Relationships and Related
            Transactions                          Certain Transactions

20.         Market for Common Stock and
            Related Stockholder Matters           Prospectus Summary;
                                                  Market for Our
                                                  Common Stock;
                                                  Risk Factors

21.         Executive Compensation                Remuneration

22.         Financial Statements                  Financial Statements

23.         Changes in and Disagreements
            with Accountants on Accounting
            and Financial Disclosure              Not Applicable

PROSPECTUS

                          KINGSGATE ACQUISITIONS, INC.
                            (A Delaware Corporation)

RECONFIRMATION OFFER

     In its initial self-underwritten public offering pursuant to Rule 419 of the Securities Act of 1933, Kingsgate Acquisitions, Inc. sold 1,000,000 units at $.0.10 per unit raising an aggregate of $100,000. Each unit consisted of one share of common stock and five two-year redeemable common stock purchase warrants. All the offering proceeds as well as certificates representing the shares and warrants purchased in the offering are being held in an escrow account. Pursuant to a securities purchase agreement dated August 16, 2000, we will purchase all the common stock of Sky E-Com Corporation and all Sky E-Com stockholders will become our stockholders subject to reconfirmation by the investors in our initial public offering.

     This prospectus constitutes an offer to the investors in our initial public offering to reconfirm their investments. Investors who subscribed to at least $80,000, representing 80% of the units sold in the offering, must elect to reconfirm their investments in order for the acquisition of Sky E-Com to be consummated. Each investor shall have no fewer than 20 business days and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing whether the investor elects to remain an investor. We shall send by first class mail both to investors who elect not to remain investors and those who do not respond their funds held in the escrow account.

These  securities  have not been  approved or  disapproved by the Securities and
--------------------------------------------------------------------------------
Exchange Commission nor has the  Commission passed upon the accuracy or adequacy
--------------------------------------------------------------------------------
of the  prospectus.  Any  representation  to the contrary is a criminal offense.
--------------------------------------------------------------------------------

This offering  involves a high degree of risk. See "Risk Factors"  commencing on
--------------------------------------------------------------------------------
page x for special risks concerning us and the offering).
----------------------------------------------------




                                 The date of the Prospectus is           , 2000.

     Our expenses relating to our initial public offering were the following:

Escrow Fee..................................................     $    500
Securities and Exchange Commission Registration Fee.........     $  1,546
Legal Fees..................................................     $  5,000
Accounting Fees.............................................     $  5,000
Printing and Engraving......................................     $    500
Blue Sky Qualification Fees and Expenses....................     $    500
Miscellaneous...............................................     $    400
Transfer Agent Fee..........................................     $      0
                                                                 --------
TOTAL.......................................................     $ 13,446


     The following are our estimated expenses for the reconfirmation offering:

Securities and Exchange Commission Registration Fee.. ......     $      0
Legal Fees..................................................     $ 15,000
Accounting Fees.............................................     $  7,000
Printing and Engraving......................................     $  1,500
Miscellaneous...............................................     $    500
Transfer Agent Fees.........................................     $  1,000
                                                                 --------
TOTAL.......................................................     $ 25,000

                                TABLE OF CONTENTS

                                                                   Page
                                                                   ----

Prospectus Summary.............................................

Summary Financial Information..................................

Risk Factors...................................................

Reconfirmation Offer Conducted in Compliance
  with Rule 419 to the Securities Act..........................

Terms of the Securities Purchase Agreement.....................

Dilution.......................................................

Use of Proceeds................................................

Capitalization.................................................

Proposed Business..............................................

Management.....................................................

Statement as to Indemnification................................

Market for our Common Stock....................................

Certain Transactions...........................................

Principal Stockholders.........................................

Description of Securities......................................

Where You Can Find More Information............................

Legal Proceedings..............................................

Legal Matters..................................................

Financial Statements...........................................
   Kingsgate Acquisitions, Inc.
   Sky E-Com Corporation
   Pro-forma condensed balance sheet and statement of operations

                               PROSPECTUS SUMMARY

Kingsgate Acquisitions, Inc.
----------------------------

     We were organized on September 28, 1999 as a vehicle to acquire or merge with a business.

     On June 7, 2000, we offered 1,000,000 units, in compliance with Rule 419 of Regulation C to the Securities Act. The offering was fully subscribed and generated both gross and net proceeds of $100,000 as offering expenses were paid from funds in our treasury. Pursuant to Rule 419, the proceeds of the offering as well as certificates representing the securities purchased in the offering have been placed in an escrow account.

     Since our organization, our activities have been limited to:

+ issuing the initial shares of our common stock in connection with our organization,

+ preparing the registration statement including the prospectus for our initial public offering,

+    selling our initial public offering,

+    negotiating an acquisition agreement with Sky E-Com and

+ filing a post effective registration statement of which this prospectus is a part.

     We maintain our office at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada. Our phone number is (604) 926-6775. If the acquisition of Sky E-Com is reconfirmed by our stockholders, we intend locate our offices at 17300 17th Street, Tustin, California 92680 the present address of Sky E-Com. The phone number of Sky E-Com is (949) 716-7276; its fax number is 949-716-7311; and its email address is info@skysystem.com.

Sky E-Com Corporation
---------------------

     Sky E-Com was formed to design, develop and sell mobile personal computers and to operate interactive video entertainment and electronic commerce software systems in the airline, train, cruise ship, ferry and automobile rental markets. Sky E-Com's core product is a Pentium(tm) III based tablet computer, designed exclusively for mobile applications to be provided to users by our customers. In addition, Sky E-Com has enhanced its table to operate in the industrial marine market, including offshore oil drilling platforms and cargo carrying ships and tankers.

     Sky E-Com's tablet computer contains an integral DVD Player in which the electronics built into the unit (rather than software) decodes the signals from the DVD. Passengers and other users of the tablet can access a number of products and services ranging from electronic catalog shopping, computer games and DVD movies to business and personal services, such as e-mail and Internet access. In addition to being loaded with entertainment options, the tablet is capable of delivering electronic equipment training, maintenance manuals and data gathering to clients requiring such facilities. Sky E-Com has also designed, for airline use, a cart which facilitates the renting of the tablets, recharging their batteries and installing entertainment options.

                          SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our financial statements.

                                From             From          Sky E-Com       Sky E-Com
                               9/28/99          1/1/00       from 6/03/99       1/1/00       Pro-Forma
                             to 12/31/99       to 9/30/00     to 12/31/99      to 9/30/00      After
                              (Audited)       (Unaudited)      Audited)        (Unaudited)   Acquisition
                             -----------      -----------    ------------   -----------     ------------
Statement of Income Data:
 Net Sales                   $         0     $        0      $         0      $         0   $         0
 Net Income (Loss)           $      (663)    $     (693)     $  (119,839)     $ (111,440)   $  (111,410)
 Net Loss Per Share          $         0.00  $        0.00   $        (0.07)                $        (0.01)
 Shares Outstanding
   Common                      2,000,000      3,000,000        1,656,000       7,854,400      9,854,400
   Preferred                                                     124,000


Balance Sheet Data

 Working Capital             $     7,552     $  107,522      $    (4,748)     $    112,244  $     4,722
 Total Assets                $    19,837     $  108,022      $    23,033      $    124,900  $    16,878
 Long Term Debt              $         0     $        0      $         0      $          0  $         0
 Total Liabilities           $       500     $      500      $    15,545      $      1,300  $       800
 Common stock                $     2,000     $    3,000      $     3,327      $     10,854  $   247,327
 Preferred stock                                                              $    124,000
 Additional paid in capital  $    18,000     $  105,215                       $    344,688
 Deficit accumulated during
  development stage          $      (663)    $     (693)     $  (119,839)     $   (231,942) $  (231,249)
 Total Shareholders' Equity  $    19,837     $  108,022      $    23,033      $    124,900  $    16,878

                                  RISK FACTORS

     Reconfirmation of an investment in our securities involves a high degree of risk. You should carefully consider, together with the other information appearing in this prospectus, the following factors in evaluating Sky E-Com and its business before reconfirming your investment.

We cannot  assure you of the  abilities  or success of the Sky E-Com  management
--------------------------------------------------------------------------------
team upon whom investors must rely for our future success.
----------------------------------------------------------

     We have agreed that, upon the successful completion of our business combination with Sky E-Com, we will issue to Sky E-Com stockholders a majority of the issued and outstanding shares of our common stock. Therefore, the consummation of this business combination will result in a change of control to the present management of Sky E-Com and the resignation of all our present officers and one of our two directors. We can provide no assurance that the management of Sky E-Com will successfully run the business after our acquisition.

We  believe  we will only be able to effect more than one  business combination,
--------------------------------------------------------------------------------
thus, if this  combination is approved,  our investors will face risks regarding
--------------------------------------------------------------------------------
the  exigencies  and  economic   fluctuations  of  the  mobile  tablet  computer
--------------------------------------------------------------------------------
marketplace in which Sky E-Com competes.
----------------------------------------

     Since, as a result of our acquisition of Sky E-Com, the present stockholders of Sky E-Com will own a majority of our common stock, we will not be able to negotiate more than one business combination. Thus, our lack of diversification will subject us to the success in the marketplace of Sky E-Com products.

We may redeem our warrants for nominal consideration and warrantholders who live
--------------------------------------------------------------------------------
in states where our common stock has not been qualified may be unable to sell or
--------------------------------------------------------------------------------
exercise them.
--------------

     Each warrant enables the holder to purchase one share of our common stock at an exercise price of $1.00 for the two year period commencing the date of the prospectus. We may redeem the warrants for $.001 each if the closing bid price of our common stock exceeds $1.25 per share for any twenty consecutive trading days ending within ten days of our notice of redemption. If the warrants and underlying shares are not registered in the state of residence of the warrantholder and no exemption from registration exists, the warrants may not be exercised and would expire worthless or would have to be redeemed for nominal consideration.

Warrant exercise may have a depressive effect on the market price of our shares.
--------------------------------------------------------------------------------

     The issuance of substantial additional shares of our common stock through warrant exercise and their potential public sale may have a depressive effect on our trading market.

Sky E-Com is a development  stage company with no revenues and no assurances can
--------------------------------------------------------------------------------
be given that its products will be accepted in the  marketplace  or that it will
--------------------------------------------------------------------------------
generate revenues.
------------------

     Sky E-Com has been in business for approximately one year. It has developed prototypes of its products and has begun marketing them to airlines inter-city trains and offshore drilling platform companies. It cannot offer any assurance that its tablets will be accepted by its potential clients or that any revenues will be generated by the sale of its products.

Sky E-Com's products require continued  upgrading to keep abreast of advances in
--------------------------------------------------------------------------------
technology.
-----------

     Sky E-Com's future success depends on its ability to develop and manufacture tablets which are competitive with other inflight entertainment options and ruggedized tablets in the marine and other markets. Advances in technology will require substantial investment in product engineering, to achieve and to maintain Sky E-Com's market position. In addition, Sky E-Com must monitor new technology and work with its suppliers to enhance its existing tablets. Sky E-Com's operating results could be adversely affected if it were unable to develop and manufacture new, competitive products in a timely manner.

Sky E-Com is in a highly  competitive  industry with competitors  having greater
--------------------------------------------------------------------------------
technical, manufacturing and marketing resources.
-----------------------------------------------

     The inflight entertainment market is highly competitive and, in addition, new competitors may enter the market. Current competitors of Sky E-Com which manufacture hard wired inflight entertainment systems have significantly greater financial, technical, manufacturing and marketing resources than Sky E-Com. Sky E-Com's ability to compete depends on a number of factors both within and outside its control, including the success and timing of its product introductions and those of its competitors, price, performance, product distribution and customer support as well as market acceptance. Other, albeit smaller, companies manufacture data entry tablets and tablets for consumer use.

Sky E-Com uses intellectual property developed by unrelated third parties, which
--------------------------------------------------------------------------------
may or may not have adequately protected their intellectual property rights.
----------------------------------------------------------------------------

     Sky E-Com has the right to use the intellectual property embodied in the hardware which it has incorporated into its tablets. The intellectual property has been developed by unrelated third parties. In the event these third parties have not adequately protected their intellectual property rights or have infringed on the intellectual property rights of others, Sky E-Com

+    could  be  prohibited  from  marketing   products  that   incorporate  such
     technology,

+    could incur substantial costs to redesign its products, or

+    could be forced to defend any legal action taken against it.

Sky  E-Com's own unique  systems  could be found to  infringe  the  intellectual
--------------------------------------------------------------------------------
property rights of others.
--------------------------

     Sky E-Com has developed certain unique systems for use in the tablets and, for commercial airplane use, in the airplane itself and in Sky E-Com's server. If its products should be found to infringe the intellectual property rights of others, it could be enjoined from further infringement and be liable for any damages. Sky E-Com relies on a combination of trade secrets and non-disclosure agreements to protect its proprietary rights. There can be no assurance, however, that the measures Sky E-Com has adopted for the protection of its intellectual property will be adequate to protect its interests or that Sky E-Com's competitors will not independently develop technologies that are substantially equivalent or superior to its technologies.

Sky E-Com is dependent on its two officers, Mark Wheeler,  President, and Steven
--------------------------------------------------------------------------------
Lefler, Chief Financial Officer, and upon the retention of additional  qualified
--------------------------------------------------------------------------------
management and technical personnel.
-----------------------------------

     Sky E-Com's success is greatly dependent on its two officers, Mark Wheeler, President, and Steven Lefler, Chief Financial Officer because of their backgrounds, experience and contacts in the industry and their knowledge of the equipment and its capabilities. In addition, Sky E-Com must attract and retain qualified management and technical personnel for the further development of its business and improvement and marketing of its products. Competition for technical, management and marketing personnel is intense. Sky E-Com's inability to attract additional key employees or the loss of one or more current key employees could adversely affect it in developing tablets for specific clients and applications, improving existing products and marketing its products to existing and future clients.

Sky E-Com intends to develop export sales,  which contain unique risks,  such as
--------------------------------------------------------------------------------
currency fluctuations, governmental controls and trade restrictions.
--------------------------------------------------------------------

     Sky E-Com management anticipates that its export sales may represent a significant portion of its total revenues. It is probable that its international sales will be denominated in U.S. dollars. Thus, an increase in the value of the U.S. dollar relative to foreign currencies could make its products less competitive in foreign markets. International sales and operations may also be subject to risks such as the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, currency exchange fluctuations, political instability, trade restrictions, changes in tariffs, difficulties in staffing and managing international operations and collecting accounts receivable. In addition, the laws of certain countries do not protect Sky E-Com's products and intellectual property rights to the same extent as do the laws of the United States. These factors may have an adverse effect on its future international sales and, consequently, on its operating results.

Sky  E-Com  has  not  declared  nor  does  it  presently  contemplate  declaring
--------------------------------------------------------------------------------
dividends.
----------

     Sky E-Com has not declared or paid any dividends on its common stock since formation. After the consummation of our acquisition of Sky E-Com, its management does not contemplate declaring dividends but instead reinvesting profits, if any, in the business.

RECONFIRMATION OFFER CONDUCTED IN COMPLIANCE WITH RULE 419 TO THE SECURITIES ACT

     This  reconfirmation  offering is being  conducted in compliance  with Rule
419. Rule 419 requires a blank check company, prior to effecting a combination, to take certain steps. We have listed them below:

Deposit of Securities
---------------------

     We have entered into an escrow agreement with Capital Suisse Securities, Inc. which provides that:

+ Certificates representing our shares of common stock and warrants, which were issued in our offering, as well any other related securities resulting from stock splits, stock dividends and similar rights, are to be deposited promptly and directly into the escrow account. We have effected no stock splits or issued stock dividends or similar rights. The identity of the investors must be included on all deposited certificates. The securities held in the escrow account must be held for the sole benefit of the investors who retain voting rights. The escrowed securities may not be transferred, disposed of nor may any interest be created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

+ The warrants, which are part of the units, may be exercised, provided, however, the shares of our common stock received upon exercise as well as the cash or other consideration paid to exercise them are promptly deposited into the escrow account. None of our warrants have been exercised.

+ No greater than 10% of the proceeds of the offering may be removed from escrow prior to the reconfirmation of an acquisition.

Prescribed acquisition criteria
-------------------------------

     Rule 419 requires that before the deposited securities can be released we must first execute an agreement to acquire a business. The agreement we executed to acquire all the capital stock of Sky E-Com is such an agreement. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the offering proceeds, including funds received or to be received from the exercise of warrants.

Post-effective amendment
------------------------

     Once the agreement to acquire a business has been executed, Rule 419 requires us to update our registration statement with a post-effective amendment of which this amendment forms a part. The post-effective amendment must contain information about:

+ the proposed acquisition candidate and its business, including audited financial statements;

+    the results of the offering; and

+ the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offering.

Reconfirmation
--------------

     The reconfirmation must and does include the following conditions:

+ this prospectus which is contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within five business days after the effective date of the post-effective amendment;

+ each investor will be given no fewer than 20, and no more than 45, business days from the effective date of this post-effective amendment to notify us in writing that he or she elects to remain an investor;

+ if we do not receive written notification from any investor within 45 business days following the effective date, the investors' escrowed securities will be returned to us and the investor's escrowed funds to the investor;

+ unless investors representing 80% of the maximum offering proceeds of our initial public offering elect to remain investors, the acquisition of the target business, Sky E-Com, will be prevented, deposited securities held in escrow will be returned to us and the escrowed funds returned to the investors; and

+ if a consummated acquisition has not occurred within 18 months from the date of this prospectus, the deposited securities held in the escrow account will be returned to us and escrowed funds to the investors.

Release of deposited securities
-------------------------------

     Certificates representing the deposited securities may be released to investors after:

+ the escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that we have executed an agreement for the acquisition of a business for which the value of the business represents at least 80% of the maximum offering proceeds and we have filed the required post-effective amendment;

+    the   post-effective   amendment   has   been   declared   effective;   the
     reconfirmation offer has been completed; and we have satisfied all of the prescribed conditions of the reconfirmation offer; and

+ the acquisition of the business with the fair value of at least 80% of the maximum proceeds has been consummated within 18 months from the effective date of the registration statement.

                   TERMS OF THE SECURITIES PURCHASE AGREEMENT

     The terms of our acquisition of Sky E-Com are set forth in a securities purchase agreement, dated August 16, 2000, by and among us, our founding stockholders, Sky E-Com and the stockholders of Sky E-Com.

     The agreement includes the following terms:

+ Each of our stockholders who purchased units in our initial public offering and who accepts the reconfirmation offer shall continue to own our common stock.

+ Each of the investors in our initial public offering who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account or approximately $.09 per unit.

+ At the effective date of the acquisition, all of Sky E-Com's issued and outstanding shares shall be exchanged for an aggregate of 7,854,400 of our shares of common stock in proportion to the holdings of the Sky E-Com stockholders. In addition, our founding stockholders will transfer to Sky E-Com's stockholders 1,500,000 of their shares. Our founders shall continue to hold 500,000 shares, representing 4.6% of the combined entity. Our public stockholders hold 1,000,000 shares, representing 9.2% of the combined entity. The former stockholders of Sky E-Com will own 9,354,400 shares of our common stock representing 86.2% of the combined entity.

     Our board of directors believes that our acquisition of Sky E-Com represents a good investment opportunity for our shareholders and recommends that investors in our public offering elect to accept this reconfirmation offering.

Accounting Treatment
--------------------

     Although we are the parent corporation, for accounting purposes, our acquisition of Sky E-Com is treated as the acquisition of us by Sky E-Com, known as a reverse acquisition, and a recapitalization of Sky E-Com. Sky E-Com is the acquirer for accounting purposes because the former Sky E-Com stockholders will receive the larger portion of the common stockholder interests and voting rights than those retained by our stockholders. The fiscal year will remain the same as both our company and Sky E-Com have the same fiscal year, December 31.

                                USE OF PROCEEDS

     We raised $100,000 from the sale of units in our initial public offering. Both gross and net proceeds of the offering were $100,000 as all costs associated with the offering were paid from funds in our treasury. Pursuant to Rule 15c2-4 under the Securities Exchange Act of 1934, all offering proceeds were placed in escrow. None of the escrowed funds were released to us prior to this reconfirmation offering. Pursuant to Rule 419, after all of the units are sold, we intend to have $10,000, representing 10% of the escrowed funds, released to us to pay expenses of this reconfirmation offering.

     We will request the escrow agent to release all remaining funds held in escrow when our acquisition of Sky E-Com is consummated to be used by the post-merger management in its sole discretion.

                                                           Percentage
                                                         of net proceeds
                                         Amount          of the offering
                                       ---------         ---------------
Expenses of consummating the            $10,000                10%
   business combination*

Working capital to be used               90,000                90%
   in the discretion of new
   management**
--------------------------------
*    primarily legal and accounting

** Management of Sky E-Com has agreed to pay legal and accounting fees which exceed $10,000 from working capital. It is estimated that these additional legal and accounting fees will amount to approximately $10,000.

                                PROPOSED BUSINESS

Forward-looking Statements
--------------------------

     Certain statements contained under this caption and elsewhere in this prospectus regarding matters that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. All statements which address operating performance, events or developments that our management or the management of Sky E-Com expects to incur in the future, including statements relating to sales and earnings growth or statements expressing general optimism about future operating results, are forward-looking statements. These forward-looking statements are based on Sky E-Com management's current views and assumptions regarding future events and operating performance. Many factors could cause actual results to differ materially from estimates contained in these forward-looking statements. The differences may be caused by a variety of factors, including, but not limited to, adverse economic conditions, competitive pressures, inadequate capital, unexpected costs, lower revenues or net income, the possibility of fluctuation and volatility of our operating results and financial condition, inability to carry out marketing and sales plans and loss of key executives, among other things.

History and Organization
------------------------

     We were organized on September 28, 1999 as a blank check company which is essentially a vehicle to pursue a business combination. We offered our securities to the public pursuant to Rule 419 and closed our offering, raising proceeds of $100,000 on July 27, 2000. After we closed our offering, we located Sky E-Com, a company our management believes to be a suitable acquisition and entered into an agreement to acquire it. None of our officers or directors had any preliminary contact or discussions with any representative of Sky E-Com regarding a business combination until subsequent to the close of our offering.

     Under Rule 419, we cannot acquire a target business unless its fair value represents 80% of the offering proceeds. For this purpose, offering proceeds includes the aggregate exercise price of the warrants which are part of the units. To determine the fair market value of Sky E-Com, our management examined its financial statements, including balance sheets and statements of cash flow and stockholders' equity, its business plan, its prospects, its negotiations with potential customers, its contracts with manufacturers and suppliers of technology and other aspects of its business which our management thought material. Our management also compared the business of Sky E-Com to other companies in the inflight entertainment business and the computer tablet business. Based on its analysis, our management concluded that the market value of Sky E-Com is $10,000,000.

Employees
---------

     We presently have no employees. Sky E-Com has four employees and two consultants.

Facilities
----------

     We are presently using the office of our President, Barney Magnusson, at no cost, as our office, an arrangement which we expect to continue until the consummation of our acquisition of Sky E-Com. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to the consummation of the acquisition.

     Sky E-Com presently utilizes a shared executive office and conference facility located at 17300 17th Street, Suite J-117 in Tustin, California on a month-to-month rental basis at a rate of $150 per month from an unaffiliated party. This space is used by Sky E-Com on an as needed basis and is shared with other organizations. All of the Sky E-Com's employees have established home offices that are used at no cost to Sky E-Com.

Sky E-Com
---------

     Originally formed to offer portable interactive inflight entertainment systems to the airline industry, Sky E-Com has broadened its business to include the rail, bus, cruise ship and rental car markets. More recently, Sky E-Com has expanded into commercial maritime markets such as offshore oil drilling platforms, cargo vessels and oil tankers.

     The Sky E-Com portable interactive platform is the cornerstone of its marketing efforts. The platform is based around its SkyTablet(tm) and the SeaTablet(tm) which are smaller than notebook computers but have the same power and functionality. They are simple to use and utilize an icon style, menu driven, user interface. They do not have keyboards but utilize touchscreen technology.

     The Markets
     -----------
Inflight Entertainment
----------------------

     Inflight entertainment represents, in Sky E-Com management's opinion, a major potential market for Sky E-Com's tablets. Sky E-Com has calculated that there are in excess of 8,000 commercial long haul aircraft currently in operation. A long haul flight is considered, in the airline industry, as one that lasts for over five hours. These wide body or long haul narrow body aircraft include the Boeing 777, 747, 767 and 757 and the Airbus A330 and A340. Key potential customers are the approximately 30 major international commercial carriers. Further growth opportunities exist as airlines replace aging aircraft.

     Sky E-Com management has formed strong professional relationships with the key inflight entertainment decision makers at many of the major airlines. Management participates in various aviation technical committees and regularly attends the various conferences devoted to the world airline entertainment industry, most notable the World Airline Association Annual Conference.

     Management believes that its portable interactive inflight entertainment system will capture a significant share of the airline market due to its greatly reduced cost per aircraft and its dramatic increase in functionality and performance compared to installed inflight entertainment systems.

Inflight Entertainment Background
---------------------------------

     In the early 1990's, several of the world's major airlines began installing full-cabin inflight entertainment systems in their wide-body long-haul fleets as a way to increase their per flight revenues either by charging for the service or by attracting passengers. The typical system is comprised of a small video screen and a computer game controller installed at each passenger seat. The hardware costs per aircraft rang from $3 - 5 million plus an additional $1 million per aircraft for installation charges. In addition, the downtime per aircraft during the installation is considerable.

     Over the last five years the prices of full-cabin inflight entertainment systems have remained constant or risen. However, a number of changes have occurred in the inflight entertainment paradigm:

+ The revenue generated by inflight entertainment systems has been less than 30% of original projections made by hardware and software vendors.

+ Overall performance and reliability of full cabin systems has been lower than anticipated.

+ At present, installed inflight entertainment systems are technologically obsolete and consist of computers containing limited processing power and memory.

+ The ability to develop products with a high level of consumer appeal and sophistication has been severely limited due to the technical constraints of the installed systems. Specifically these products have:

     o limited graphics of 320 x 200 and 320 x 240 pixels when current consumer off-the-shelf systems are 800 x 600 pixels or greater;

     o    small screens of 5.5" to 6.5" diagonal;

     o    limited random access memory of 4 to 8 megabytes;

     o    limited data storage capacity; and

     o limited computer power of older Intel 386 and 486 megahertz chips compared to Pentium III chips;

     Many major long haul airlines are no longer considering full cabin interactive entertainment systems. For example:

     o United, Cathay Pacific, and Thai Airways are choosing to install systems only in first and business class.

     o Airlines such as Swissair, which previously installed full cabin systems are removing them from economy class.


The SkyKart(tm)
---------------

     In some installations, the Skytablets will be stored onboard the aircraft in a SkyKart. The SkyKart is a purpose built cart having similar dimensions to the food and materials carts found aboard most airlines. General specifications are:

+    holds 20 - 25 machines and 20 - 25 extra batteries;

+    does not exceed the weight of the current food carts;

+    connects to the same onboard power supply as the standard hot food carts.

+    integrates with a local area network;

+    contains magnetic stripe card reader and smart card reader/writer;

+    contains a printer;

+    contains an onboard cart server to manage the installed SkyTablets as to

     o    device status,

     o    card reading and charging of rental,

     o    passenger seat recording,

     o    data recording for redundancy,

     o    audit trail,

     o    data updates when on the ground and

     o    air-to-ground communications.

     The SkySystem(tm)
     -----------------
     The Skysystem is Sky E-Com's portable interactive inflight entertainment system based around the SkyTablet and the SkyKart.

     A list of the features of the SkyTable include:

+    Pentium III based processor of at least 500 megahertz or greater;

+    15 to 75 gigabytes hard drives;

+    a minimum of 64 megabytes random access memory;

+ An 8.5 or a 10.5 inch diagonal viewing active matrix screen with touch-screen;

+    imbedded Windows 2000, Windows NT or Windows CE;

+    external buttons including brightness and sound volume;

+    DVD with hardware decoding;

+    MPEG-1 and MPEG-2 decoding;

+    MP3 decoding;

+    CD;

+    high fidelity sound with THX, Dolby and 3D formats;

+    standard magnetic stripe card reader;

+    smart card reader/writer including appropriate security access modules;

+    encryption of data and critical software;

+ battery resulting in 3 hour battery life when passenger is using product or service with the highest battery usage or seat power driven system resulting in unlimited continuous use;

+    power inputs for battery charging in the SkyKart;

+    infrared communications;

+ radio frequency communications when and if approved by airline regulatory authorities;

+ a universal serial bus port for joystick controller or other communications devices;

+    a serial port for plug-in joystick controller;

+    a local area network connection;

+    a port for standard telephone plug; and

+    extremely durable, but light - weighing between 3.5 - 5.5 pounds.

     Target Markets
     --------------

     Airlines
     --------

     Sky E-Com management will concentrate its initial marketing efforts on ten international airlines having a combined fleet of approximately 500 long haul aircraft. Management has entered into extensive discussions with the executives and technical support personnel of these airlines.

British Airways
---------------

     Earlier this year, Sky E-Com and British Airways completed a market research test in London of the SkyTablet at British Airway's Heathrow and Gatwick Premium Class Lounges, Executive Clubs, and economy class waiting areas. 947 interviews were conducted with first, business and economy class passengers. Interviewees were given the SkyTablet to use as they wished for 10 minutes and then responded to a 20 minute questionnaire.

     Some of the key results of the survey were:

+ More than 80% of those surveyed were positively impressed by the product and indicated that they would use it on a flight. The response rate was relatively constant across all passenger classes.

+ In excess of 50% of those surveyed would be influenced positively in their decision to fly British Airways if the SkyTablets were available on the flights.

+ A small percentage of first class passengers indicated that they would pay for the service. The management of Sky E-Com did not anticipate any positive responses as it assumed that first and business class would expect free access to the SkyTablet as a part of their ticket price.

+ The price at which passengers would hesitate to pay for the SkyTablet started at $25 per flight. There was little sensitivity to a price of $20 per flight.

     As a result of the positive  results from this  marketing  survey,  British
Airways, entered into a letter of intent with Sky E-Com to conduct a future on-aircraft test of the SkyTablet.

     Sky E-Com is in various stages of discussions with the nine other target airlines and has submitted proposals to a number of them.

Airport Lounges
---------------

     Airlines are constantly seeking new ways to enhance their passenger options in first and business class lounges. The SkyTablet would, in Sky E-Com's management's opinion, be a perfect vehicle for delivering a number of enhanced entertainment services to these passengers. Each major airline has, at minimum, a first class lounge in each of the world's major airports.

Cruise Lines
------------

     There are more than 100 major cruise ships in the world and hundreds of smaller inter-country ferries. To address this target market, Sky E-Com has developed the SeaTablet, a portable onboard entertainment system for the cruise line industry. Discussions with cruise line executives have revealed that cruise lines are receptive to portable interactive entertainment systems as opposed to fixed placed entertainment systems which will incur large upfront retrofit costs.

Cross-country and Inter-City Trains
-----------------------------------

     Passengers in cross-country and inter-city trains undergo a travel experience similar to that experienced by airline passengers. They are trapped in a confined environment for long periods with few entertainment options. A portable interactive entertainment systems such as developed by Sky E-Com would offer the same entertainment advantages to the customers and enhanced revenue options to the railway companies as that offered to the airlines.

Marine
------

     In June 2000, Sky E-Com was invited to submit a preliminary proposal to an international marine services, drilling and oil platform operating company. The proposal envisions an exclusive marketing relationship between Sky E-Com and the drilling company for all areas of merchant shipping and industrial marine endeavors. Sky E-Com considers itself to be in the active proposal stage with the drilling company.

    Revenue Generation
    ------------------

     In general, Sky E-Com intends to charge its transportation or maritime customers an agreed upon fee for the use of the SkyTablet, while Sky E-Com's customers will rent the SkyTablet to their passengers or provide them without charge to passengers as part of a particular class of service.

     Sky E-Com dos not intend to enter into pure revenue-sharing agreements with any customer unless it is protected against the customer's potential discounting and giveaways. Transportation customers might be prompted to give away the services of the tablet as a marketing promotion; thereby placing Sky E-Com in a position counter to the customer's marketing needs. In cases where a service fee is charged to the airline, the airline will receive all net revenue generated by use of the tablet.

     In order to attract airline clients, Sky E-Com intends to incorporate the following revenue generating features in its tablets:

+    Installed PC Games

     Use and availability of the installed PC Games will be provided in the standard rental.

+    Personal PC Games

     Use of the tablet for PC Games that the customer brought with them will be provided in the standard rental.

+    DVD Movies

     Depending upon the licensing agreements the airlines and/or Sky E-Com enter into with the motion picture industry, the airlines will rent out DVD movies.

+    Personal DVD Movies.

     Passengers can also play their own DVD movies and CDs on the SkyTablet.

+    Electronic newspapers and magazines

+    Fax and e-mail

+    Internet

+    Business Software

+    Inflight Duty Free and Airport Duty Free

+    Catalog Shopping

     Since portable inflight entertainment is still in its infancy, the revenue generation model will be constantly evolving. Revenue sharing on items such as catalogue shopping and duty free will be worked out on an airline by airline basis.

    Strategic Relationships
    -----------------------

     Sky E-Com has completed strategic relationships with several key services suppliers including the following:

IntelliWorxx
------------

     Sky E-Com's agreement with IntelliWorxx provides for an exclusive right to market and sell into closed environment markets, such as airlines and cruise ships, the IntelliWorxx DVD equipped tablet in which Sky E-Com's entertainment and services software and products has been installed.

Primex Aerospace Company
------------------------

     Primex supplies power and data LANs for the delivery of in-cabin services and has produced over 100 power-related products and shipped over 400,000 units to aircraft worldwide, including power supplies and associated systems. It has agreed to integrate the SkyTablet into its EmPower(tm) and EmPort(tm) systems and keep a Sky E-Com tablet in its display room to demonstrate its use as a portable device.

     The EmPower is an in-seat power system which furnishes safe, low voltage, DC power directly at the seat to permit laptop computer operation throughout the flight.

     The EmPort data system, announced at the 1999 World Airline Entertainment Association Conference, is scheduled to be available during the fourth quarter of 2000. The system is designed to provide high-speed direct connection from the RS-232 or USB ports of a computer at a speed of up to 12Mbps. That direct connection, coupled into one of four independent high speed local area networks provide broader bandwidth than existing products.

BuyNow, Inc.
------------

     Sky E-Com and BuyNow, Inc. have signed a letter of intent to negotiate an agreement under which BuyNow would perform services related to Sky E-Com's desire to perform electronic commerce and fulfill Sky E-Com customer orders via Sky E-Com's tablet technology.

     BuyNow, Inc. provides service solutions to e-commerce businesses, including software technology, credit card collections and the referral of product manufacturers and service providers.

     Operating Concept
     -----------------

     We anticipate employing the following operating concept which has been developed for the airline industry. Other target market sectors will have similar operating concepts, but venue and distribution differences may be significant.

     The Sky Tablet will be prepared at a Sky E-Com facility at the airport. Twenty to twenty-five tablets will be placed in each SkyKart and updated with the current products and services offering via the imbedded network in the SkyKart through an installed server at Sky E-Com's local facility. A data network connection to Sky E-Com's master network will be used for facilitating this update. The SkyKarts will also be loaded with spare batteries, power plugs and all of the products that are CD or DVD based, such as movies and PC games.

     Each SkyKart will be tagged for a specific aircraft and flight by Sky E-Com's inventory tracking system. In certain instances, a specific product or service might be removed if it were not appropriate on that route. In addition, certain products and services might be loaded which apply only to those routes.

     The SkyKarts will be delivered to an airport catering company to be loaded aboard aircraft. The SkyKarts will have security features to ensure that tablets were not removed during the transit to and from the aircraft (similar to those employed by inflight duty free).

     When the SkyKarts are loaded on the aircraft they will be plugged into the food hot cart slots until the food carts need to be plugged in to heat food, and then plugged back in after the food has been served to passengers. Some airlines do not use hot food carts and will require modification to the galley to allow a plug-in. On aircraft with installed in-seat power, the SkyTablets need not be equipped with batteries.

     Cabin crew will push SkyKarts down the aisle, renting or otherwise providing the tablets to passengers, using procedures similar to those used to sell duty free items. In addition, passengers can contact cabin crew to rent a tablet.

     Passengers who rent the tablet will provide the cabin crew member with a credit card or other approved payment mechanism such as a prepaid debit card which will be swiped through the reader on the SkyKart and a charge will be levied on their card for the rental. The passenger will then access the services of the tablet on a pay-for-view, pay-for-play, pay-for-use, or other method to gain the services of the Sky Tablet.

     When passengers have finished using their Sky Tablets or at the end of the flight, they will return the tablets to the cabin crew who will plug the tablets back in the SkyKarts for rental to the next passenger or for subsequent use. At the completion of a flight, the SkyKarts will be removed from the aircraft by the bonded catering company and made available to Sky E-Com on the land-side of the airport for data removal, servicing and updating of products.

     Support Services
     ----------------

     Sky E-Com has developed a comprehensive array of software designed to provide a robust, complete, and redundant accounting and product and services support management system.

     Transaction Processing
     ----------------------

     Sky E-Com's proprietary transaction processing system, known as the Venue Host System, is resident on the tablets and the server on the SkyKart and, in general, is designed to do the following:

+ capture all payment card transactions that are generated from use of the tablet;

+ monitor and account for the checkout and return of the Sky Tablets from the SkyKart;

+ all financial and game play data from the SkyKart to an external media device for backup and analysis purposes; and

+    provide for external air-to-ground communications if is required.


     Merchant Services System
     ------------------------

     The processing of credit cards, prepaid cards, and smart card transactions is generally referred to as merchant services within the financial services community. Sky E-Com's merchant services system administers all merchant services processes including authorizations, reversals, clearings, debits, and credits with all approved major credit card companies. Sky E-Com's merchant services system provides high-speed electronic links to VISA, MasterCard, Diners Club and American Express as well as other application vendors as required by the Customer.

     Venue Host System
     -----------------

     Sky E-Com's venue host system will perform a number of functions on each tablet which are usually related to the type of product or service being delivered to the customer.

     The principal functions of our venue host system are:

For the tablet
--------------

+ Payment card accounting: captures the magnetic strip of the payment card or communicates with the chip on a smart card to capture financial and use data;

+ Audit and backup: develops an audit record of the transactions that take place on the unit;

+ Accounting management: supplies specialized accounting for products and services;

+ Information capture: writes the transactional, accounting and audit data to the SkyKart at the end of each use; and

+    Communications:   in   environments   equipped   with   inter-machine   and
     machine-to-host systems, performs all communications functions as needed.

For the SkyKart
---------------

+ Payment card accounting: captures the magnetic strip of the payment card or communicates with the chip on a smart card to capture financial and use data when the tablet is removed from the SkyKart to be given to a customer;

+ Audit and backup: creates audit and backup copies of data recorded on the tablet, when each unit is returned to the SkyKart;

+ Housekeeping: copies the transaction records to the SkyKart server, removes all information regarding the previous customer from the system, erases user installed programs and services from the user write-encoded directory;

+ Accounting management: creates a summary file of the credit or prepaid cash card transactions. This file can be transmitted to our ground-based management support system for credit card processing, assuming the aircraft is equipped with satellite data communications. If the aircraft is not so equipped, or if the satellite communications system is inoperative, the data will be retrieved from the SkyKart along with the detailed data when the SkyKart is removed from the venue; and

+ Communications: manages the offload of transactional, accounting and audit data at Sky E-Com's facility as well as the load and update of master control information and databases.

     Content Management System
     -------------------------

     Sky E-Com's proprietary content management system is resident on the individual tablet as well as on the server on the SkyKart. In general, Sky E-Com's content management system is designed to do the following:

+    present navigation and help menus to the customers;

+    present the selection of products and services to the customer;

+    provide the customer with the appropriate controls to manage each service;

+ manage the housekeeping for the products and services that are offered on the tablet;

+ manage certain accounting functions for the delivery of products and services, such as the time of use when the customer is using the tablet for watching their personal DVD movies;

+ communicate with the SkyKart to ensure that all products and services are correctly prepared for use by customers;

+    communicate with the SkyKart for certain housekeeping functions;

     SkyKart is designed to do the following

     on the aircraft or other venue:
     -------------------------------

+ provide the capability to check out from customer and check in a tablet to customer and capture their credit card details;

+ provide electrical power to charge and recharge the tablet and extra batteries;

+ provide storage for certain content and supplies: DVD movies, batteries, earphones and game controllers;

+ provide server functionality to the tablets for certain functions such as removing personal PC Game code and management software.

     at a Sky E-Com facility:
     ------------------------

+ provide the communications capability with a master server to load new products and services onto the tablets;

+ communicate with the SkyKart to ensure that all products and services are correctly prepared for use by customers.

Programming Services for Product and Services Management
--------------------------------------------------------

     Sky E-Com will provide graphic design and programming for all interactive product and services system requirements, including information and menu screens for the navigational menus and the other services provided under the transaction processing umbrella. The customer has the option to utilize internal or external programmer to add products and services not provided by Sky E-Com.

     In addition, Sky E-Com will provide contract-programming services for a fee to its strategic partners. Sky E-Com can provide the complete system menu and interactive interface design customized specifically for the customer. Sky E-Com will work closely with the Customer to insure a seamless look and feel in the system with a format and style consistent with customers' requirements.

     Integration Services
     --------------------

     If the customer so chooses, Sky E-Com will provide system integration services to ensure the coordinated and proper integration of all hardware and software aspects of the interactive video systems.

     Maintenance
     -----------

     Sky E-Com will provide all maintenance to the individual tablets and SkyKarts under a long-term maintenance contract with each customer.

     Training
     --------

     Sky E-Com will provide technical training to the customers.

     Competition
     -----------

     At present, Rockwell Collins Interactive, Matsushita Avionics and Thompson Sextant manufacture and sell installed inflight entertainment products for all classes of the aircraft cabin. None of them manufacture a tablet similar to that of Sky E-Com. Other smaller companies manufacture data tablets but none directly competes in Sky E-Com's marketplace. They are in the business of building full-cabin systems with proprietary software and hardware.

Rockwell Collins Interactive
---------------------------

     Rockwell recently announced that its inflight entertainment business will be named Rockwell Collins Passenger Systems. It acquired the business from the Hughes Electronics Corp. in 1997. Rockwell Collins recently acquired Sony Transcom from Sony Corporation and is in the process of integrating the two lines of business. The company provides airlines with cabin electronics that allow passengers to select audio and video entertainment for playback at their seats. One of its products, the APAX 150 system, was installed in Northwest Airways and Virgin Airways. This system is interactive but severely limited in power and technical capabilities. It is in process of developing a system based on the Motorola PowerPC chip.

Sony Trans Com
--------------

     Sony Trans Com, recently acquired by Rockwell Collins, is a provider of Inflight entertainment and cabin information systems for wide-body aircraft, tradenamed P@assport. Rockwell Collins has continued marketing the system under its existing brand name and structure. P@ssport, is a client server network that provides interactive services to the passenger at the seat. The system offers access-on-demand to high quality, digitized audio and video programs for more than 500 seats on an aircraft simultaneously. P@ssport provides access-on-demand to full-length films, music videos and prerecorded music, and is able phase in a wealth of other information services such as shopping, games, travel information, surveys, frequent flyer programs and more. Although Sony Trans Com has 40+% of the in-cabin movie business it has a very small market share of the full-cabin inflight entertainment business, only having signed South African Airways as a client.

Matsushita Avionics
-------------------

     Matsushita Avionics, a division of the Matsushita Corporation, is the leading supplier of interactive inflight entertainment systems, controlling approximately 40% of the installed base of inflight entertainment systems. Its inflight entertainment systems, uses the oldest technologies and chips and is under-powered.

Thompson-CSF Sextant IFS
------------------------

     Sextant In-Flight Systems acquired the inflight systems division of B/E aerospace and is currently marketing an upgraded and enhanced version of the system. Its product offering includes a distributed video and audio system and a reduced architecture concept, originally developed by B/E Aerospace, which provides the individual seat computers in a central location rather than at each seat

                                   MANAGEMENT

     Our officers and directors and further information concerning them are as follows:

    Name                              Age                   Position
--------------------------------------------------------------------------------
Barney Magnusson(1)(2)                 48                 President, Treasurer
950 - 11th Street,                                        and a Director
West Vancouver,
British Columbia V7T 2M3

Leslie McGuffin(1)(2)                  47                  Secretary and a
950 - 11th Street,                                         Director
West Vancouver,
British Columbia V7T 2M3

--------------------

(1) May be deemed our "Promoters" as that term is defined under the Securities Act.

(2)  Barney Magnusson and Leslie McGuffin are husband and wife.

     Barney Magnusson recently became chief financial officer and secretary of CST Coldswitch Technologies Inc., a Vancouver - based private technology company developing platform photonic fiber optic technology. From 1996 to 1998, he was vice-president, corporate development, chief financial officer and director of Patricia Mines Inc., a Toronto - based mining company, listed on the Vancouver Stock Exchange, the major asset of which was the Island Gold Project located near Hemlo, Ontario. From 1994 to 1995, Mr. Magnusson was a principal of ADX Trading Group, a financial derivative and stock trading enterprise. That company's activities included trading futures, options on futures and stocks and stock trading together with system design, testing and implementation for other parties. From 1985 to 1993, he was chief financial officer, secretary/treasurer and director of Dayton Mines Inc., based in Vancouver, British Columbia and listed on both the Toronto Stock Exchange and American Stock Exchange. Dayton Mines operated a mine in Chile that produced 140,000 ounces of gold per year.

     From 1986 to 1988, Mr. Magnusson was vice-president finance and a director of High River Gold Mines Ltd., a Vancouver-based mining company listed on the Toronto Stock Exchange, with a 50% interest in the Britannia Mine, Manitoba that produced 80,000 ounces of gold per year. From 1982 to 1985, he was chief financial officer and director of Brohm Resources Inc., based in Vancouver, British Columbia, and listed on the Toronto Stock Exchange, which was the predecessor to Dakota Mining Inc., headquartered in Denver, Colorado. Brohm operated the Gilt Edge Mine in South Dakota. In 1981, he was principal of Venture Capital Associates, a Vancouver based venture capital firm that focused on startup companies. In 1981, he was controller of First City Developments Inc., a Vancouver based international real estate company owned by First City Trust. Mr. Magnusson received his Bachelor of Arts from Simon Fraser University, Vancouver, British Columbia in 1978. He is a chartered accountant and a member of the Canadian Institute of chartered accountants and Institute of the Chartered Accountants of British Columbia.

     Leslie McGuffin has been president of Western Legal Publications, a Vancouver - based law publishing company, since 1995. From 1991 to 1995, she was legal information systems coordinator for Ladner Downs, barristers and solicitors in Vancouver, British Columbia. Ms. McGuffin served as managing director of British Columbia International Commercial Arbitration Centre, located in Vancouver, British Columbia, from 1988 to 1989. From 1981 to 1988, she was managing editor of Carswell Legal Publications, Vancouver, B.C. Ms. McGuffin received her Bachelor of Laws from the University of Alberta, Canada and her Bachelor of Arts with Honors from Trinity College, University of Toronto, Canada.

     At the conclusion of the reconfirmation offer, Leslie McGuffin intends to resign from our board of directors and Mark Wheeler and Steven Lefler, officers and directors of Sky E-Com, will be appointed to our board of directors.

     Mark  Wheeler  (56  years  old) is one of the two  principal  founders  and president and chief executive officer of Sky E-Com. From 1994 to 1998, Mr. Wheeler was one of the founding team members and president of InterGame, Inc. At InterGame, he was responsible for the day to day operations, and also headed the marketing and administration of the airlines, marine and sweepstakes product lines. From 1991 to 1994, Mr. Wheeler served as vice president of Market
Development Operations at Visa International responsible for strategic development of international airline travel and entertainment. From 1984 to 1991, Mr. Wheeler was a principal consultant in the United Kingdom with Stanford Research Institute, where he was involved in financial, technical and marketing analysis and operations. He operated an independent consulting company from 1980 to 1984 and served as a senior consultant with Touche Ross from 1975 to 1979, and as a design engineer with Electronic Data Systems from 1972 to 1974, where he was responsible for developing financial systems for the banking and securities industries. Mr. Wheeler earned his Bachelor of Science in Mechanical Engineering in 1966 from the United States Naval Academy. He then served on active duty in the U. S. Navy from 1966 to 1970 and earned the rank of Lieutenant. In 1971, he earned his MBA from California State University, San Diego.

     Steven Lefler (45 years old) is one of the two principal founders and executive vice president and chief financial officer of Sky E-Com. He is responsible for all product development and program management. Mr. Lefler was one of the founding members of InterGame which he joined in January 1995, after providing consulting services during its start-up phase. Mr. Lefler served as both chief financial officer and senior vice president of technology. From 1992 to 1994, Mr. Lefler served as president and chief financial officer of the OTC Corporation, which develops and markets communications software and files utilities for the Microsoft Windows environment. From 1990 to 1992, he was vice president of finance and administration for Sun Technical Services, Inc., a technical services firm serving the nuclear power industry. Mr. Lefler served, from 1983 to 1990, as vice president and chief financial officer of Tower Systems International, a systems software company acquired by Goal System International, which was eventually acquired by Computer Associates. Mr. Lefler earned his Bachelor of Science degree in Accounting from California State University, Long Beach in 1979 and his Masters in Business Administration degree from the University of Southern California in 1989.

     Roger Clawson (62 years old), has served Sky E-Com as vice president of operations since June 1999. Mr. Clawson is responsible for day - to - day field operations and will be responsible for the manufacturing and installation of systems worldwide. From 1995 to 1998, Mr. Clawson was a principal partner and general manager of Sundance Sales Representatives, LLC., a company involved in contract manufacturing sales of printed circuit boards, sheet metal, machining and final assembly. From 1994 to 1995, he was the Americans with Disabilities Coordinator and Risk Manager for the Utah Department of Corrections. From 1989 to 1994, Mr. Clawson was MIS Manager for the Utah center of the Federal Job Corps Program. From 1985 to 1987, he served as a project manager with Northrop Aircraft Corporation. From 1960 to 1980, Mr. Clawson served with the United States Marine Corps, specializing in communications and computer center management. He also served as training manager from 1973 to 1977 at the Department of Defense Computer Sciences School. During his career as a Marine officer, in 1969, he earned his Masters of Public Administration from American University. He finished his service career as a Lieutenant Colonel in 1980. Mr. Clawson earned his Bachelor of Science degree in Psychology from the University of Utah in 1960 and his Masters of Public Administration from American University in 1969.

Significant Employee of Sky E-Com
---------------------------------

     Stephen Punak (34 years old) is director of systems engineering with responsibility as chief technology architect with direct management of development projects. From 1995 to 1998, he directed the design and development of the inflight entertainment onboard transaction processing, fleet management support and merchant service systems for four major inflight entertainment platforms including Matsushita 2000E, B/E Aerospace MDDS 4000, Sony Trans Com P@ssport System and The Network Connection AirView System. From 1992 to 1995, Mr. Punak worked on a contract basis for OTC Corporation as a senior software engineer. From 1988 to 1992, he was chief engineer for Information Consultants, Inc.

Remuneration
------------

     None of our officers or directors has received nor will receive any cash remuneration since our inception until the conclusion of the reconfirmation offer. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.

     Messrs. Lefler and Wheeler anticipate receiving salaries of $75,000 each per year plus a bonus of 1% of gross sales. They have not entered into employment contracts with Sky E-Com or us.

                         STATEMENT AS TO INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law provides for indemnification of our officers, directors, employees and agents. Under Article XI of our by-laws, we will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any of our directors, officers, agents or employees, against all expense, liability and loss reasonably incurred or suffered by such person in connection with activities on our behalf. Complete disclosure of relevant sections of our certificate of incorporation and by-laws is provided in Part II of the registration statement. This information can also be examined as described in "Further Information."

     We have been informed that in the opinion of the Commission indemnification for liabilities arising under the Securities Act, which may be permitted to our directors, officers or control persons pursuant to our certificate of incorporation and by-laws is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                         MARKET FOR THE OUR COMMON STOCK

     Prior to the date of the prospectus, no trading market for the our common stock has existed. Pursuant to the requirements of Rule 15g-8 of the Securities Exchange Act, a trading market will not develop prior to or after the effectiveness of our post-effective registration statement while certificates representing the shares of our common stock and warrants which constitute the units remain in escrow. We can offer no assurance that a trading market will develop upon the acquisition of the common stock of Sky E-Com and the subsequent release of the stock and warrant certificates from escrow.

     We have retained Public Securities, Inc., Spokane, Washington, a broker-dealer registered with the NASD, to act as lead market maker for our units, common stock and warrants and to make application for the listing of our units, shares of common stock and warrants on the OTC Bulletin Board.

     The 2,000,000 shares of our common stock issued to our founding stockholders are "restricted securities" as that term is defined in the Securities Act. In a recent letter from the Commission's Division of Small Business to the NASD, the Commission stated its position that Rule 144 is inapplicable to founders of blank check companies who transfer securities either before or after the reconfirmation of an acquisition. Thus, we must register the shares of the founding stockholders, in order for them to sell their shares of our common stock on the public market.

                              CERTAIN TRANSACTIONS

     We were incorporated in the State of Delaware on September 28, 1999. Between September 28, 1999 and September 30, 1999, we sold an aggregate of 2,000,000 shares of our common stock to thirteen persons at $.01 per share, for a total cash consideration of $20,000.

     In July, 2000, we sold 1,000,000 units at $.10 per unit to investors in our initial pubic offering. Three of our founding stockholders, Turf Holding Ltd., Partner Marketing AG and The Pembridge Capital Establishment, purchased 100,000, 100,000 and 60,000 units, respectively, in our initial public offering.

     We have entered in an agreement, subject to confirmation by the investors in our initial public offering, to acquire Sky E-Com. Pursuant to the agreement, the stockholders of Sky E-Com will receive 7,854,400 of our shares from our authorized but unissued shares and 1,500,000 shares from our founders.

                             PRINCIPAL STOCKHOLDERS

     The table on the following page sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, and as adjusted to reflect the acquisition of Sky E-Com.

     + each person who is known by us to own beneficially more than 5% of our outstanding common stock;

     +    each of our officers and directors; and

     +    all of our directors and officers as a group.

                            After Offering               After Acquisition
   Name/Address          Shares of                     Shares of
   Beneficial           Common Stock  Percent of      Common Stock  Percent of
   Owner                Beneficially    Class        Beneficially     Class
   Offering                Owned        Owned           Owned         Owned
--------------------------------------------------------------------------------
Barney Magnusson(1)(2)   200,000        6.7%            200,000         1.9%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Leslie McGuffin(1)(2)     50,000        1.7%             50,000         0.5%
950 11th Street
West Vancouver
British Columbia
V7T 2M3 Canada

Tradewinds Investments   190,000        6.3%            190,000         1.7%
Ltd.
Shirley House
50 Shirley Street
Nassau, Bahamas

Turf Holding Ltd.(3)     290,000        9.7%            290,000         2.7%
Oakridge House
5 West Hill Street
Nassau, Bahamas

CCD Consulting,          190,000        6.3%            190,000         1.7%
Commerce Distribution
AG Glockengasse 4
Postfach 1220
4001 Basel
Switzerland

The Pembridge
Capital Establishment(4) 240,000        8.0%            240,000         2.2%
P. O. Box 1617
Meierhofstrasse 5
Vadus FL-9490
Liechtenstein

Seloz Gestion & Finance  190,000        6.3%            190,000         1.7%
SA
Boulevard St. Georges 71
1211 Geneva 4
Switzerland

Partner Marketing AG(3)  290,000        9.7%            290,000         2.7%
Landweg 1
6052 Hergiswil
Switzerland

U. K. Menon              190,000        6.3%            190,000         1.7%
28, Jalar 17/21 C
Peteling Jaya
Selangor
Malaysia

Otto Zimmerli            190,000        6.3%            190,000         1.7%
Poststrasse 2
9050 Appenzil
Switzerland

Renegade Capital Corp.                                1,190,976        11.0%
211 Schoolhouse Road
P. O. Box 737
Norwalk, CT 06058

Mark Wheeler                                          3,773,011        34.8%
17300 17th Street
Suite J-117
Tustin, CA 92680

Steven Lefler                                         2,572,507        23.7%
17300 17th Street
Suite J-117
Tustin, CA 92680

Stephen Punak                                         1,286,254        11.9%
17300 17th Street
Suite J-117
Tustin, CA 92680

Total Officers          250,000          8.3%
and Directors
(2 Persons prior to
 acquisition)

Total Officers                                        6,545,518        60.3%
and Directors
(3 Persons after
 acquisition)

--------------------------

(1) May be deemed "Promoters" as that term is defined under the Securities Act and are our only officers and directors.

(2) Barney Magnusson, President, Treasurer and a Director, and Leslie McGuffin, Secretary and a Director, are husband and wife. They disclaim ownership of each other's shares.

(3)  Includes 100,000 shares purchased in the initial public offering.

(4)  Includes 60,000 shares purchased in the initial public offering.

     None of the current stockholders have received or will receive any extra or special benefits that were not shared equally by all holders of shares of our common stock.

Prior Blank Check Companies Involvement
---------------------------------------

     None  of  our  officers,   directors,   founders,  promoters  or  principal
stockholders has been involved as a principal of a blank check company.

                            DESCRIPTION OF SECURITIES
Common Stock
------------

     We are authorized to issue 50 million shares of common stock, $.001 par value per share, of which 3,000,000 shares are issued and outstanding. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

     Holders of our common stock

+ have equal ratable rights to dividends from funds legally available therefor, if declared by our board of directors;

+ are entitled to share ratably in all of our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

+ do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions; and

+ are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

     All shares of our common stock which are part of the units, or which underlie the warrants, will be fully paid for and non-assessable when issued, with no personal liability attaching to ownership. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of our directors. At the completion of our acquisition of Sky E-Com, the officers and directors and other stockholders of Sky E-Com will beneficially own at least 86.2% of the outstanding shares of our common stock and will be in a position to control all of our affairs.

Preferred Stock
---------------

     We may issue up to 5,000,000 shares of our preferred stock from time to time in one or more series. As of the date of the prospectus, we have issued no shares of preferred stock. Our board of directors, without further approval of our common stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any series of our preferred stock. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of other of our securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in management control.

Redeemable Common Stock Purchase Warrants
-----------------------------------------

     The warrants which are part of the units shall be exercisable for a period of two years commencing the date of the prospectus. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $1.00. The common stock underlying the warrants will, upon exercise of the warrants, be validly issued, fully paid and non-assessable. The warrants will be subject to redemption, at any time, for $0.001 per warrant, upon 30 days' prior written notice, if the closing bid price of our common stock, as reported by the market on which the common stock trades, exceeds $1.25 per share for any twenty consecutive trading days ending within ten days prior to the date of the notice of redemption.

     The warrants can only be exercised when there is a current effective registration statement covering the underlying shares of common stock. If we do not obtain or are unable to maintain a current effective registration statement, warrantholders will be unable to exercise them and they may become valueless. Moreover, if the shares of common stock underlying the warrants are not registered or qualified for sale in the state in which a warrantholder resides, such holder might not be permitted to exercise any warrants.

     We have delivered to the escrow agent certificates representing five warrants for each unit purchased. These certificates will be sent, after the effective date of this reconfirmation offer and a favorable vote of our stockholders holding 80% of the units, to investors who have voted to approve the acquisition of Sky E-Com Thereafter, warrantholders may exchange their certificates for new certificates of different denominations, and may exercise or sell them. However, we can offer no assurance that a market in the warrants will develop. If we are unable to qualify our common stock underlying the warrants for sale in certain states, holders of the warrants in those states will have no choice but either to sell their warrants or allow them to expire.

     Warrants may be exercised by surrendering the warrant certificate, with the form of election to purchase printed on the reverse side of the warrant certificate properly completed and executed, together with payment of the exercise price, to us or the warrant agent. Warrants may be exercised in whole or from time to time in part. If less than all of the warrants evidenced by a warrant certificate are exercised, we will issue a new warrant certificate for the number of unexercised warrants.

     Warrantholders are protected against dilution of the equity interest represented by the underlying shares of common stock upon the occurrence of certain events, including stock splits, recapitalizations and the issuance of stock dividends. If we merge, reorganize or are acquired in such a way as to terminate the warrants, they may be exercised immediately prior to such action. In the event of liquidation, dissolution or winding up, holders of the warrants are not entitled to participate in our assets.

     For the life of the warrants, holders are given the opportunity to profit from a rise in the market price of our common stock. The exercise of the warrants will result in the dilution of the book value of our common stock at the time of exercise and would result in a dilution of the percentage ownership of existing stockholders. The terms upon which we may obtain additional capital may be adversely affected during the period in which the warrants remain exercisable. Warrantholders may be expected to exercise them at a time when we would, in all likelihood, be able to obtain equity capital on terms more favorable than the exercise price of the warrants.

     We may not call the warrants for redemption if there does not exist an effective registration statement relating to the underlying shares. Warrantholders may not be able to exercise their warrants if they have not been qualified for sale under the laws of the state where the warrantholder resides. A call for redemption could force the warrantholder to accept the redemption price, which, in the event of an increase in the price of the stock, would be substantially less than the difference between the exercise price and the market value at the time of redemption.

Reports to Stockholders
-----------------------

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practicable after the end of each fiscal year. Our fiscal year ends on December 31st.

Dividends
---------

     We have only been recently organized, have no earnings and have paid no dividends. Sky E-Com likewise has no earnings and has paid no dividends. The combined company, in all likelihood, will use its earnings, if any, to develop its business and does not intend to declare dividends for the foreseeable future.

Transfer Agent
--------------

     We have appointed Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Suite 101, Atlantic Highlands, New Jersey 07716 as transfer agent for our shares of common stock and warrants.

Certain Income Tax Consequences
-------------------------------

     In our management's opinion, our acquisition of Sky E-Com is intended to qualify as a "tax-free reorganization" for purposes of the United States federal income tax so that our stockholders and the stockholders of Sky E-Com subject to United States taxes will not recognize gain or loss from the transaction. In addition, the transaction is not intended to result in the recognition of gain or loss to either us or Sky E-Com in the respective jurisdictions where each of us is subject to taxation. We have not obtained an opinion of counsel nor a ruling from the Internal Revenue Service. You should consult your own tax advisors as to the specific tax consequences of our acquisition.

                       WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission under the Securities Act, a post-effective registration statement relating to the reconfirmation the acquisition of Sky E-Com. We have not included in the prospectus all of the information in the registration statement and the attached exhibits. Statements of the contents of any document are not necessarily complete. Copies of these documents are contained as exhibits to the registration statement. We will provide to you a copy of any of any referenced information if you contact us at 950 11th Street, West Vancouver, British Columbia V7T 2M3 Canada, Attention:
Chief Financial Officer, telephone (604) 926-6775.

     As of the effective date of the post-effective registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. We will file periodic reports voluntarily in the event that our obligation to file such reports is suspended under Section 15(d) of the Securities Exchange Act. Our filings may be inspected and copied without charge at the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048, and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of our filings can be obtained from the Public Reference Section of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. We have filed this registration statement and will file all future registration statements and other documents and reports electronically through EDGAR, the Electronic Data Gathering, Analysis and Retrieval System. These documents are publicly available through the Commission's Internet World Wide Web site at http://www.sec.gov.

     We intend to furnish to our stockholders, after the close of each fiscal year, an annual report relating to our operations containing audited financial statements examined and reported upon by an independent certified public accountant. In addition, we may furnish to our stockholders, from time to time, such other reports as may be authorized by our board of directors. Our year - end is December 31.

     You can also call or write us at any time with any questions you may have. We would be pleased to speak with you about any aspect of our business and the offering.

     Until 90 days after the date when the escrowed funds and certificates representing the common stock and warrants are released from escrow, all dealers effecting transactions in the units, the shares or warrants contained in the units, or the shares underlying the warrants may be required to deliver a prospectus.

LEGAL PROCEEDINGS

     We not a party to nor are we aware of any existing, pending or threatened lawsuits or other legal actions.

                                  LEGAL MATTERS

     Sheila Corvino, Esq., 811 Dorset West Road, Dorset, Vermont is passing upon the validity of the shares of common stock and the warrants constituting the units and the shares of common stock underlying the warrants which are the subject of this reconfirmation offer.

                              FINANCIAL STATEMENTS

     The following are our financial statements, with independent auditor's report, for the period from inception, September 28, 1999, to December 31, 1999; unaudited financial statements for the nine month period from January 1, 2000 to September 30, 2000, audited financial statements of Sky E-Com for the period June 3, 1999 to December 31, 2000, unaudited financial statements for the nine month period from January 1, 2000 to September 30, 2000 and consolidated pro-forma financial statements.

                          REPORT OF INDEPENDENT AUDITOR



To The Board of Directors and Shareholders of Kingsgate Acquisitions, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through December 31, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kingsgate Acquisitions, Inc. (a development stage company) as of December 31, 1999, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from inception, September 28, 1999, through December 31, 1999 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Kingsgate Acquisitions, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Kingsgate Acquisitions, Inc. (a development stage company) to continue as a going concern.



                                 /s/Thomas Monahan
                                 ----------------------------
                                 THOMAS MONAHAN
                                 Certified Public Accountant

Paterson, New Jersey
January 18, 2000

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)

                                  BALANCE SHEET

                                                                   September 30,
                                                     December 31,      2000
                                                         1999        Unaudited
                                                      -----------    ---------
ASSETS

Current assets
  Cash                                                 $    8,052    $   8,052
  Escrowed funds receivable                                             99,970
                                                       ----------    ---------
  Total current assets                                      8,052      108,022

Other assets
  Deferred offering costs                                  11,785
                                                       ----------
Total other assets                                         11,785
                                                       ----------
     Total                                             $   19,837    $ 108,022
                                                       ==========    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
 Accrued liabilities                                   $     500         $500
                                                       ----------     ---------
 Total current liabilities                             $     500     $    500

STOCKHOLDERS' EQUITY

  Preferred stock, $.001 par value;
   5,000,000 shares authorized;
   -0- shares issued and outstanding

  Common stock, $.001 par value;
  50,000,000 shares authorized;
  At December 31, 1999 and September 30,
  2000, there were 2,000,000 and 3,000,000
  shares issued and outstanding respectively.          $   2,000   $   3,000

  Additional paid-in capital                              18,000     105,215

  Deficit accumulated during the
  development stage                                         (663)       (693)
                                                       ----------     -------
     Total stockholders equity                            19,337     107,522
                                                       ----------    --------
     TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                           $  19,837   $ 108,022
                                                       =========     ========


                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)
                             STATEMENT OF OPERATIONS


                                          For the period          For the nine
                                          from inception          months ended
                                        September 28, 1999    September 30, 2000
                                       to December 31, 1999        Unaudited
                                       --------------------      -------------


Income                                          $   -0-            $   -0-

Costs of goods sold                                 -0-                -0-
                                                  ------            -------

Gross profit                                        -0-                -0-

Operations:
 General and administrative                         685                 30
 Depreciation and Amortization                      -0-                -0-
                                                  ------            -------

Total costs                                         685                 30

Other income
  Interest income                                    22                -0-
                                                  ------            -------
Total other income                                   22                -0-


Net profit (loss)                                $ (663)             $ (30)
                                                 =======             =======



PER SHARE AMOUNTS:
  Net profit (loss) per common
   share outstanding - basic                     $    0.00               $0.00
                                                 =========           =========


SHARES OF COMMON STOCK OUTSTANDING            2,000,000           2,750,000
                                              =========          ==========







                       See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)
                             STATEMENT OF CASH FLOWS


                                           For the period        For the nine
                                           from inception       months ended
                                          September 28, 1999  September 30, 2000
                                         to December 31, 1999     Unaudited
                                         -------------------- ------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                       $    (663)      $   (30)
  Item not affecting cash flow
       from operations:
    Amortization                                       -0-           -0-

    Accrued expenses                                   500           -0-
                                                  ---------       -------
     NET CASH USED IN OPERATING ACTIVITIES            (163)          (30)

CASH FLOWS FROM INVESTING ACTIVITY:

    Deferred offering costs                        (11,785)          -0-
                                                   ---------        -----
CASH USED IN INVESTING ACTIVITIES                  (11,785)          -0-

CASH FLOWS FROM FINANCING ACTIVITY:
  Sales of common stock                             20,000       100,000
                                                   ---------     -------
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES          20,000           -0-

Increase (decrease) in cash                          8,052        99,970
Cash balance beginning of period                       -0-         8,052
                                                   ---------    ---------
CASH, end of period                               $  8,052     $ 108,022

SUPPLEMENTAL DISCLOSURE OF
     CASH FLOW INFORMATION:
  Cash paid for interest                          $     -          $  -
  Cash paid for income taxes                      $     -          $  -




                      See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                                              Deficit
                                                                            accumulated
                                                          Additional           during
                    Preferred   Preferred    Common    Common    paid in    development
                      stock       stock       stock     stock    capital       stage         Total
                     (shares)      ($)      (shares)     ($)      ($)          ($)            ($)
-----------------------------------------------------------------------------------------------------
Sale of 2,000,000
shares of
common stock              0      $    0    2,000,000   $  2,000    $ 18,000               $ 20,000

Net profit (loss)                                                              $ (663)        (663)
------------------------------------------------------------------------------------------------------
Balance
December 31, 1999         0      $    0    2,000,000   $  2,000    $ 18,000    $ (663)    $ 19,337

Unaudited
Sale of stock                              1,000,000      1,000      99,000                100,000
Write off of deferred
offering expenses                                                   (11,785)               (11,785)

Net income (loss)                                                                 (30)         (30)
------------------------------------------------------------------------------------------------------
Balances
September 30, 2000        0      $    0    3,000,000   $  3,000    $105,215    $ (693)    $107,522













                       See notes to financial statements.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
  FOR THE PERIOD FROM SEPTEMBER 28, 1999 (INCEPTION) THROUGH DECEMBER 31, 1999


NOTE 1 - ORGANIZATION AND DESCRIPTION OF THE COMPANY

     Kingsgate Acquisitions, Inc. (the "Company"), was organized in Delaware on September 28, 1999 and is authorized to issue 50,000,000 shares of common stock, $0.001 par value each and 5,000,000 shares of preferred stock, $0.001 par value each.

     The Company is a "blank check" company which plans to search for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining capital contributions by the initial investors and activities regarding the registration of the offering with the Securities and Exchange Commission.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

     The accompanying financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a blank check company that is dependent upon the success of management to successfully complete a self underwriting and locate a potential business to acquire and may require additional capital to enter into any business combination. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company is dependent upon its ability to have positive cash flows from operations to sustain any business activity. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress in completing its self underwritten offering, finding a business to acquire, completing the process of acquiring the business and obtaining the needed investment capital and working capital to engage in profitable operations. The Company plans to engage in such financing efforts on a continuing basis.

     The financial statements presented consist of the balance sheet of the Company as at December 31, 1999 and the related statements of operations and cash flows and stockholders' equity for period from inception, September 28, 1999, to December 31, 1999.

     The unaudited financial statements presented at September 30, 2000 consist of the balance sheet of the Company as at September 30, 2000 and the related unaudited statements of operations and cash flows and stockholders' equity for the nine months ended September 30, 2000

Deferred Offering Costs

     As Of December 31, 1999, offering costs aggregating $11,785 were incurred in anticipation of the Company filing a registration statement pursuant to Rule 419 under the Securities Act of 1933, as amended. These offering costs are being deferred until the registration is complete.

     As of September 30, 2000, the deferred offering costs were charged against the proceeds the completed offering aggregating $100,000.

Organization Costs, Net

     Organization  costs  are  being  charged to operations.

Income Taxes

     The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision shown on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes will be expensed as incurred.

Cash and Cash Equivalents

     Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments

     Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Concentration of Credit Risk

     At December 31, 1999 and September 30, 2000, the Company has a concentration of its credit risk by maintaining its deposits in one bank and the funds held in escrow in one bank. The maximum loss that could have resulted from this risk totaled $-0- which represents the excess of the deposit liabilities reported by the banks over the amounts that would have been covered by the insurance.

Unaudited financial information

     In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of September 30, 2000 and the results of its operations and its cash flows for the nine months ended September 30, 2000. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

NOTE 3 - STOCKHOLDERS' EQUITY

Common Stock

     For the period from inception, September 28, 1999, to December 31, 1999, the Company sold an aggregate of 2,000,000 shares of common stock to thirteen investors for an aggregate consideration of $20,000 or $0.01 per share.

     In July, 2000, the Company completed an offering of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit consisted of one share of common stock and five redeemable common stock purchase warrants.

Preferred Stock

     Up to 5,000,000 shares of preferred stock may be issued from time to time in one or more series. The Company's board of directors, without further stockholder approval, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences and other rights and restrictions relating to any such series. Issuances of additional shares of preferred stock, while providing flexibility in connection with possible financings, acquisitions and other corporate purposes, could, among other things adversely affect the voting power of the holders of other securities and may, under certain circumstances, have the effect of deterring hostile takeovers or delaying changes in control or management.

     The number of shares of preferred stock outstanding at December 31, 1999 and September 30, 2000 was $-0-.

NOTE 4 - RULE 419 REQUIREMENTS

     Rule 419 requires that proceeds of the Company's initial public offering be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by that rule. The Company may receive 10% of the escrowed funds for working capital. The remaining Deposited Funds and the Deposited Securities will be released to the Company and to the investors, respectively, only after the Company has met the following three basic conditions. First, the Company must execute an agreement for an acquisition meeting certain prescribed criteria. Second, the Company must file a post-effective amendment to its registration statement which includes the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements. The agreement must include, as a condition precedent to its consummation, a requirement that the number of investors who contributed at least 80% of the offering proceeds must elect to reconfirm their investments. Third, the Company must conduct the reconfirmation offer and satisfy all of the prescribed conditions. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. After the Company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to all the investors on a pro rata basis.

NOTE 5 - GAIN (LOSS) PER SHARE OF COMMON STOCK

     Net gain (loss) per share of common stock outstanding, as shown on the statement of operations, is based on the number of shares outstanding at each balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through December 31, 1999 were for initial capital. Therefore, the total shares outstanding at the end of each period was deemed to be the most relevant number of shares to use for purposes of this disclosure.

     For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new stockholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period, whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

NOTE 6 - RELATED PARTY TRANSACTIONS

Office Facilities

     Rental of office space and use of office, computer and telecommunications equipment are provided by the President of the Company on a month to month basis at a monthly rental of $500 per month commencing with the sale of the units in the proposed offering until consummation of an acquisition. From the period from inception, September 28, 1999, to December 31, 1999 and for the nine months ended September 30, 2000, the accrual for rent is $-0-.

Officer Salaries

     For the period from inception, September 28, 1999, to December 31, 1999 and for the nine months ended September 30, 2000, no officer has received a salary and no officer will receive a salary until the consummation of an acquisition.

NOTE 7 - COMPLETED OFFERING

     The Company filed a registration statement with the Securities and Exchange Commission pursuant to Rule 419 (see Note 4). The offering was conducted on a "best efforts all-or-none basis" and consisted of 1,000,000 units at $.10 per unit or an aggregate offering price of $100,000. Each unit consisted of one share of common stock and five redeemable common stock purchase warrants. Each warrant is exercisable at $1.00 for a period ending two years from the effective date of a registration statement relating to the underlying shares of common stock. The warrants are redeemable at any time, upon thirty day's written notice, in the event the average closing price of the common stock is at least $1.25 for a period of twenty consecutive trading days ending within ten days prior to the notice of redemption. All the offering proceeds as well as certificates representing the shares and warrants purchased in the offering are being held in an escrow account.

NOTE 8 - ACQUISITION OF SKY E-COM CORPORATION

     On August 16, 2000, the Company entered into a Securities Purchase Agreement, (the "Agreement") whereby it purchased all the common stock of Sky E-Com Corporation ("Sky E-Com"). It will issue 7,854,400 shares of common stock to former Sky E-Com shareholders in proportion to their share holdings.

     In addition, the Company's founding stockholders will transfer to Sky E-Com's stockholders 1,500,000 of their shares and will continue to hold 500,000 shares, representing 4.6% of the combined entity. The Company's public stockholders hold 1,000,000 shares, representing 9.2% of the combined entity. The former stockholders of Sky E-Com will own 9,354,400 shares of the Company's common stock representing 86.2% of the combined entity.

     The acquisition is subject to the effectiveness of a post-effective amendment to the registration statement and a reconfirmation offer to investors in the Company's initial public offering and the election by investors holding 80% of the securities sold in the initial public offering to remain investors.

NOTE 9 - RECONFIRMATION OFFER

     The prospectus contained in the post-effective registration statement will constitute an offer to the Company's investors in our initial public offering to reconfirm their investments. Unless investors representing 80% of the maximum offering proceeds of the Company's initial public offering elect to remain investors, the acquisition of the common stock of Sky E-Com will be prevented, deposited securities held in escrow will be returned to the Company and the escrowed funds returned to the investors; and if a consummated acquisition has not occurred within 18 months from the date of this prospectus, the deposited securities held in the escrow account will be returned to the Company and escrowed funds to the investors.

NOTE 10 - PROFORMA EFFECTS OF THE ACQUISITION

     The following unaudited proforma combined condensed financial statements present a combined balance sheet and related statement of income of the Company and Sky E-Com giving effect to the transaction.

     The transaction has been accounted for as a reverse merger involving a shell company, effectively a recapitalization of Sky E-Com (the operating company/accounting acquirers. Accordingly, the historical financial statements of the operating company is presented as the historical financial statements of the Company. The results of operations of the Company (legal acquirer) are included in the proforma consolidated financial statements since the date of the merger.

     The pro forma combined condensed balance sheet as of September 30, 2000 and the related statements of income for the nine months ended September 30, 2000 giving effect to the proposed transactions as if they had been in effect throughout the periods presented. The information shown is based upon numerous assumptions and estimates and is not necessarily indicative of the results of future operations of the combined entities or the actual results that would have occurred had the transaction been consummated during the periods indicated. These statements should be read in conjunction with the consolidated financial statements of the Company, and the financial statements of Sky E-Com included herein.

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)
                       PROFORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2000

                                                                                         Consolidated
                                          Kingsgate         Sky E-Com                      Kingsgate
                                       Acquisition, Inc.   Corporation    Adjustments   Acquisitions, Inc.
                                       -----------------   -----------    -----------   ------------------
Current assets
  Cash                                   $    8,052         $     2,354                    $    10,406
  Note receivable                                                 1,667                          1,667
  Prepaid expenses                                                1,000                          1,000
  Prepaid income tax-federal                                        500                            500
  Escrowed funds receivable                  99,970                                             99,970
                                          ----------        ------------    -----------     -----------
  Total current assets                      108,022               5,521                        113,543
Fixed assets
 Property and equipment net                                      11,357                         11,357

Total assets                              $ 108,022          $   16,878                     $  124,900

                                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable and accrued
      expenses                             $    500                                         $      500
  Income taxes payable                                               800                           800
                                          ----------           ----------    -----------     -----------

  Total current liabilities                     500                  800                         1,300
Stockholders' Equity
Preferred stock, $0.001 par value,
50,000,000 shares authorized; At September
30, 2000 there were -0- shares outstanding

Common stock, $.001 par value; 50,000,000     3,000              247,327       (239,473)        10,854
shares authorized; At September 30, 2000
there were 3,000,000 shares outstanding with
the issuance of 7,854,000 for the
acquisition of Sky E-Com.

Additional paid in capital                  105,215                             239,473        344,688
Deficit accumulated during
   development stage                           (693)            (231,249)                     (231,942)
                                          ----------          -----------    -----------     -----------

Total stockholders' equity                  107,522               16,078                       123,600
                                          ----------           ----------    -----------     -----------
Total liabilities and
   stockholders' equity                  $  108,022              $16,878                    $  124,900
                                          ==========           ==========    ===========     ==========

                                      F-11

                          KINGSGATE ACQUISITIONS, INC.
                          (A development stage company)
                  PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000


                                                                             Consolidated
                                  Kingsgate                                   Kingsgate
                                 Acquisition,   Sky E-Com                    Acquisitions,
                                    Inc.       Corporation    Adjustments         Inc.
                               --------------- ------------   -----------   ---------------

Income                            $    -0-      $    -0-                     $      -0-

Cost of goods sold                     -0-           -0-                            -0-

                                  --------      --------                       ---------
Gross profit                           -0-           -0-                            -0-

Operations:
  General and administrative            30        93,055                         93,085
  Depreciation
  Research and development                        38,882                         38,882
  Other operating expenses                         3,673                          3,673
                                  --------      --------                       ---------
  Total operating expenses             30        135,610                        135,640

Provision for Federal
  corporate income taxes                             800

Other income                                      25,000                         25,000

Proforma Net income (loss)           $(30)     $(111,410)                    $ (111,440)

Other income                                      25,000                         25,000

Proforma Net income (loss)           $(30)     $(111,410)                    $ (111,440)



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Stockholders of
Sky E-Com Corporation

     We have audited the accompanying balance sheet of Sky E-Com Corporation (a California development stage company) as of December 31, 1999, and the related statements of operations, stockholders' equity, and cash flows from June 3, 1999 (date of inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Sky E-Com Corporation at December 31, 1999, and the results of its operations and its cash flows for the period from June 3, 1999 (date of inception) through December 31, 1999, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the financial statements, the Company is development stage company and as such is devoting substantial efforts toward establishing a new business. Its planned principal operations have just begun and, accordingly, no revenues have been derived to date and the Company has incurred accumulated losses since inception of $119,839. Such losses raise substantial doubt about the Company's ability to continue as a going concern. As indicated in Note 5, the Company has plans in process to sell its securities to raise additional equity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                         Hoffski & Pisano, CPAs

Irvine, California
September 1, 2000

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                                December 31, 1999

                                     ASSETS

Current assets

     Cash                                       $      10,797
                                                -------------

         Total current assets                          10,797
                                                -------------

Fixed assets

     Property and equipment                            12,236
                                                 -------------

         Total property and equipment                  12,236
                                                 -------------

         Total assets                            $     23,033
                                                 =============










                 See accompanying notes to financial statements.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                                December 31, 1999

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

  Accounts payable                                  $  14,745
  Income taxes payable                                    800
                                                    ----------
Total current liabilities                              15,545
                                                    ----------
Commitments and contingencies                              -

Stockholders' equity

  Common stock, 10,000,000 shares authorized;
    no par value; 1,656,000 shares issued and
    outstanding                                         1,656

  Additional Contributed Capital                        1,671

  Preferred stock, 5,000,000 shares authorized;
    no par value; 49,600 shares issued and
    outstanding                                       124,000

  Deficit accumulated during development stage       (119,839)
                                                    -----------

    Total stockholders' equity                          7,488
                                                    -----------

    Total liabilities and stockholders' equity     $   23,033
                                                   ============










                 See accompanying notes to financial statements.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                           STATEMENT OF INCOME/(LOSS)

              For the period from June 3, 1999 (date of inception) through December 31, 1999

Revenues                                           $       -

Operating expenses

    Research & development                             70,572
    General & administrative expenses                  35,664
    Other operating expenses                           12,803
                                                   -----------
+-

       Total operating expenses                       119,039
                                                   -----------

Operating income/(loss)                              (119,039)
                                                   -----------

Provision for income taxes                                800
                                                   ------------

Loss from operations                                 (119,839)
                                                    ------------

Net loss per common share, basic                           (0.07)
                                                    ==============

Weighted average common shares outstanding, basic   1,656,000
                                                    ==============

Net loss per common share, fully diluted                   (0.07)
                                                    ==============

Weighted average common shares outstanding,
    fully diluted                                   1,692,135
                                                    ==============









                 See accompanying notes to financial statements.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

              For the period from June 3, 1999 (date of inception) through December 31, 1999


                                                                                       Additional       Total
                                         Common Stock            Preferred Stock        Paid-in    Stockholders'
                                      Shares      Amount       Shares      Amount        Capital       Equity



Balance, at June 3, 1999                 -       $     -            -    $      -      $      -    $         -

Stock Issued on 06/03/99            1,656,000       1,656           -           -             -            1,656
Capital Contributed on 06/03/99          -             -            -           -           1,671          3,327

Stock Issued on 07/02/99                 -             -        40,000      100,000           -
103,327

Stock Issued on 11/21/99                 -             -         2,000        5,000           -
108,327

Stock Issued on 11/23/99                 -             -         4,000       10,000           -          118,327
Stock Issued on 11/29/99                 -             -         3,200        8,000           -          126,327
Stock Issued on 12/14/99                 -             -           400        1,000           -          127,327

Net Loss                                                                                      -         (119,839)
                                    ---------    ----------   ---------  -----------   ----------   -------------


Balance, at December 31, 1999       1,656,000    $  1,656     49,600  $     124,000   $    1,671     $     7,488
                                    =========    ==========   =========  ===========   ==========   =============


                 See accompanying notes to financial statements.
----
                                      F-5

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

              For the period from June 3, 1999 (date of inception) through December 31, 1999

Cash flows from operating activities

Net loss                                                     $    (119,839)

Adjustments to reconcile net income to net cash provided by operating activities

     Depreciation                                                    1,731
     Imputed Officers' Salary                                        1,656
     Increase in Income Taxes Payable                                  800
     Decrease in Accounts Payable                                   (4,119)
                                                              -------------

Net cash used for operating activities                            (119,771)
                                                              -------------

Cash flows from investing activities
     Purchase of Property and Equipment                             (4,997)
                                                              -------------

Net cash used for investing activities                              (4,997)
                                                              -------------

Cash flows from financing activities
     Issuance of Preferred Stock                                   124,000
     Contribution of Capital                                        11,565
                                                              -------------

Net cash provided by financing activities                          135,565
    ----                                                          -------------

Net increase in cash and cash equivalents                           10,797

Cash and cash equivalents - beginning                                    -
                                                              -------------

Cash and cash equivalents - ending                            $     10,797
                                                              =============










                 See accompanying notes to financial statements.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

     Sky E-Com Corporation (the Company) is a development stage company as defined under Statements of Financial Accounting Standards No. 7. The company was incorporated on June 3, 1999 to design, develop and sell mobile personal computers to operate interactive video entertainment and electronic software systems in the passenger airline, train, cruise ship, ferry, and automobile rental market segments.

     The Company's continued existence, as a going concern, is ultimately dependent upon the success of developing and subsequently selling computers within the travel industry as well as its ability to secure additional funding for capital, the marketing of its product and research and development. As of August 15, 2000, the Company entered into an agreement to be acquired by Kingsgate Acquisition, Inc. (see Note 5). The acquisition is expected to provide additional capital to the newly formed company. However, there can be no assurance that the Company will be able to attain additional capital, consummate their recent agreement, or successfully offer securities to the public.

Income Taxes

     The Company accounts for income taxes under the provisions of Statements of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). SFAS 109 requires a company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in a company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates.

Fixed Assets and Depreciation

     Computers and servers, other computer hardware, office equipment and video equipment are stated at cost. At the time assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the respective accounts and the resulting gain or loss is credited to or charged against income. Depreciation for financial reporting purposes is calculated by the straight-line method over the estimated useful lives of the assets. The Modified Accelerated Cost Recovery System (MACRS) method is used for income tax purposes.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (Continued)

                                December 31, 1999

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Costs

     Expenditures for research activities relating to product development and improvement are charged to expense as incurred. Such expenditures amounted to $70,572 in 1999.

Loss Per Share

     Net loss per share is computed based on the weighted average number of shares of common stock outstanding.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - STOCKHOLDERS' EQUITY

Common Stock

     The Company has a Restricted Stock Plan, encompassing 10,000,000 shares of common stock, the purpose of which is to permit grants of shares, subject to restrictions, to key employees of the Company as a means of rewarding them for performance and to increase their ownership within the Company. Shares awarded under the Plan entitle the shareholder to all rights of common stock ownership except that the shares may not be sold, transferred, pledged, exchanged or otherwise disposed of during the restriction period. The restriction period is determined by the Board of Directors and may not exceed ten (10) years.

     The Company accounts for its Restricted Stock Plan under APB Opinion No. 25 (Accounting for Stock Issued to Employees). During 1999, 1,656,000 shares were granted with restriction a period of ten years at a market price of $.001. The shares were recorded at the market value on the date of issuance as compensation. During the year 1999, earned compensation charged to operations related to these shares of restricted stock was $1,656. At December 31, 1999, the weighted average grant date fair market value and weighted-average contractual life for outstanding shares of restricted stock was $.001 and 9.4 years, respectively.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (Continued)

                                December 31, 1999

NOTE 2 - STOCKHOLDERS' EQUITY (CONTINUED)

Common Stock (Continued)

     The duration of the Restricted Stock Purchase agreement is limited to: a) the tenth anniversary of the agreement, b) the concurrent affirmative vote of 80% of the shares, or c) a sale of the Company's equity securities to the public pursuant to an effective registration statement. As of the date of this audit report, an 80 % affirmative vote by current stockholders cancelled the restricted stock purchase agreement. This was done as pursuant to the Kingsgate Acquisitions agreement (see Note 5).

Preferred Stock

     The outstanding preferred stock is convertible into common stock on a 1 for 1 basis. However, management reserves the right to make adjustments in the conversion price, which could affect the conversion rate. The preferred stock is redeemable at a price of $2.50 per share and has voting rights equal to that of the common stock. The preferred stock is also eligible to receive $0.0625 per share dividends each quarter, on a non-cumulative basis. To date, no dividends have been paid. As of the date of this audit report, the preferred shareholders have indicated their intent to convert their shares into common stock upon the consummation of the purchase agreement with Kingsgate Acquisitions, Inc. (see
Note 5).

NOTE 3 - INCOME TAXES

     The Company has a net operating loss of $117,949 available for carryforward of up to 20 years for Federal purposes. Pursuant to Internal Revenue Code
Section 382 and the regulations thereunder, the amounts of utilizable carryover may be limited as a result of ownership changes or even eliminated if business continuity requirements are not met. No carrybacks are available for state purposes, while carryforwards of 50% of the loss are permitted for up to 5 years.

     There were no temporary differences allowing no deferred tax liabilities to arise.

Components of income tax expense are as follows:

     CURRENT

     Federal                                         $     -
     State                                               800
                                                   -----------

     Net provision/(benefit) for income taxes        $   800
                                                   ===========

     Total provision for income taxes                $   800
                                                   ===========

                              SKY E-COM CORPORATION

                          (A Development Stage Company)
                    NOTES TO FINANCIAL STATEMENTS (Continued)

                                December 31, 1999

NOTE 4 - PROPERTY & EQUIPMENT

Property and equipment consist of the following:

   Computers, servers, hardware and software                $    13,334
   Office and video equipment                                       633
                                                            ------------

                                                            $    13,967
   Less accumulated depreciation                                 (1,731)
                                                            ------------

                                                            $    12,236

NOTE 5 - SUBSEQUENT EVENT

     On August 15, 2000, the Company entered into a purchase agreement with Kingsgate Acquisitions, Inc. The agreement is to be consummated through the transfer of 1,500,000 shares of common stock owned by existing shareholders of Kingsgate Acquisitions, Inc., along with the additional issuance of 7,854,400 shares of Kingsgate common stock given proportionately to all current shareholders of Sky E-Com Corporation. In return, Kingsgate would receive all of Sky E-Com Corporation's outstanding common stock. Sky E-Com would then become a wholly owned subsidiary of Kingsgate Acquisitions, Inc.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                               September 30, 2000

                                     ASSETS

Current assets

     Cash                                                  $         2,354
     Note receivable - Skysystem Enterprises, Inc,                   1,667
     Prepaid expenses                                                1,000
     Prepaid income tax - federal                                      500
                                                          -----------------

Total current assets                                                 5,522
                                                          -----------------
Fixed assets

     Property and equipment                                         11,357
                                                          -----------------
         Total property and equipment                               11,357
                                                          -----------------

Total assets                                               $        16,878
                                                          =================

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                               September 30, 2000

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

     Accounts payable                                      $       0
     Income taxes payable                                        800
                                                           ----------

         Total current liabilities                               800
                                                           ----------


Commitments and contingencies                                      -

Stockholders' equity

     Common stock, 10,000,000 shares authorized;
      no par value; 7,854,400 shares issued
      and outstanding                                        245,656

     Additional Contributed Capital                            1,671

     Accumulated deficit                                    (231,249)
                                                          -----------

         Total stockholders' equity                           16,078
                                                          -----------

Total liabilities and stockholders' equity                $   16,878
                                                          ===========





                            See attached footnotes.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                             For the nine months and
                the fiscal year to date ended September 30, 2000


Revenues                                                       $       -

Operating expenses

    Research & development                                        38,882
    General & administrative expenses                             93,055
    Other operating expenses                                       3,673
                                                               ----------

       Total operating expenses                                 (135,610)
                                                               ----------

Operating income/(loss)                                         (135,610)
                                                               ----------

Other income                                                      25,000
                                                               ----------

Net profit/loss                                                 (110,610)
                                                               ----------

Provision for income taxes                                           800
                                                               ----------

Loss from operations                                         $  (111,410)
                                                             ------------

Net loss per common share, basic                                    (.01)
                                                             ============

Weighted average common shares outstanding, basic              7,135,973
                                                             ============



                            See attached footnotes.

                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                             For the nine months and
                the fiscal year to date ended September 30, 2000



                                                                                       Additional       Total
                                         Common Stock             Preferred Stock        Paid-in    Stockholders'
                                      Shares      Amount       Shares      Amount        Capital       Equity
                                      ---------------------------------------------------------------------------



Balance, at January 1, 2000         1,656,000   $  1,656         49,600   $  124,000   $    1,671    $     7,488

Stock Issued on 1/26/00                   -          -            8,000       20,000          -           27,488

4 to 1 stock split on 4/7/00        4,968,000        -          172,800          -            -              -
(Common & preferred)

Stock issued on 4/10/00                   -          -          250,000       25,000          -           52,488

Stock Issued on 5/19/00                                         500,000       50,000          -          102,488

Stock Issued on 7/25/00                                         250,000       25,000          -          127,488

Preferred stock conversion

Into common stock on 5/26/00         980,400      219,000      (980,400)    (219,000)         -              -

Preferred stock conversion

Into common stock on 7/25/00         250,000       25,000      (250,000)     (25,000)         -              -

Net Loss                                                                                      -         (111,410)
                                   ----------    ---------    ----------   ----------  ----------     -----------
Balance, at September 30, 2000     7,854,400    $ 245,656           -     $      -    $    1,671    $    16,078
                                   ==========   ==========   ==========  ============  ==========    ============


                              SKY E-COM CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                             For the nine months and
                the fiscal year to date ended September 30, 2000



Cash flows from operating activities

Net loss                                                    $       (111,410)
                                                                    ---------

Adjustments to reconcile net income to net cash provided by operating activities

     Depreciation                                                      2,173
     Increase in prepaid expenses                                     (1,000)
     Increase in prepaid income taxes                                   (500)
     Increase in notes receivable                                     (1,667)
     Decrease in accounts payable                                    (14,744)
                                                                    ---------

Net cash used for operating activities                              (127,149)
                                                                    ---------

Cash flows from investing activities
     Purchase of property and equipment                               (1,294)
                                                                    ---------

Net cash used for investing activities                                (1,294)
                                                                    ---------

Cash flows from financing activities
     Issuance of preferred stock                                     120,000
                                                                    ---------

Net cash provided by financing activities                            120,000
                                                                    ---------

Net increase in cash and cash equivalents                             (8,443)

Cash and cash equivalents - beginning                                 10,797
                                                                    ---------

Cash and cash equivalents - ending                               $     2,354
                                                                 ============



                            See attached footnotes.

                             SKY E-COM CORPORATION

                         NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000

NOTE A--BASIS OF PRESENTATION

     The accompanying unaudited financial statements have been prepared in accordance with generally accepted principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all necessary adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results of Sky E-Com Corporation. (the "Company") for the nine months ended September 30, 1999 and 2000 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2000.

NOTE B--EARNINGS PER SHARE

     Basic loss per common share is computed by dividing the loss by the weighted average number of common shares outstanding during the period. During the nine month periods through September 30, 2000, there were no dilutive securities outstanding

NOTE C--SPLIT OF COMMON AND PREFERRED STOCK

     On April 7, 2000, the Company split all of its Common and Preferred stock at a rate of 4 to 1 resulting in a total of 6,624,000 shares of Common stock and 230,400 shares of Preferred stock issued.

NOTE D--CONVERSION OF PREFERRED STOCK

     On May 26, 2000, the Company and its Preferred stockholders converted 980,000 shares of Preferred stock into Common stock on a 1 to 1 basis. On July 25, 2000 the Company and its Preferred stockholders converted and additional 250,000 shares of Preferred stock to Common stock on a 1 to 1 basis, resulting in a total of 7,854,400 shares of Common stock issued and 0 shares of Preferred stock issued.

NOTE E--INCOME TAXES

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any, represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 1999 and September 30, 2000, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance. At September 30, 2000, the Company has net operating loss carry forwards for income tax purposes of $231.249. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2020 for Federal purposes.

     The Company recognized no income tax benefit from the loss generated for the period from the date of inception to September 30, 2000. SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.

NOTE F--COMMITMENTS AND CONTINGENCIES

         a.  Rental agreements

     The company presently utilizes a shared executive office and conference facility located at 17300 17th Street, Suite J-117 in Tustin CA on a month-to-month rental basis at a rate of $150 per month. This space is used by the Company on an as needed basis and is shared with other organizations. All of the Company's employees and consultants have established home offices that are used at no cost to the Company. Consultants and contractors provide their own office space at no cost to the Company.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

     The Delaware General Corporation Law provides for the indemnification of the officers, directors and corporate employees and agents of Kingsgate Acquisitions, Inc. (the "Registrant") under certain circumstances as follows:

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     Articles Ninth and Tenth of the Registrant's certificate of incorporate provide as follows:

                                     NINTH:

     The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the Delaware General Corporation Law, as the same may be amended and supplemented.

                                     TENTH:

     The Corporation shall, to the fullest extent permitted by the provisions of
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   Article XII of the Registrant's by-laws provides as follows:

ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

1. INDEMNIFICATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys'
     fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The
     termination  of  any  action,  suit  or  proceeding  by  judgment,   order,
     settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was lawful.

2. DERIVATIVE ACTION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation's favor by reason of the fact that such person is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of such person's duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, by itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation.

3. SUCCESSFUL DEFENSE. To the extent that a director, trustee, officer, employee or agent of the corporation has been successful, on the merits or otherwise, in whole or in part, in defense of any action, suit or proceeding referred to in paragraphs 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

4. AUTHORIZATION. Any indemnification under paragraph 1 and 2 above (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in paragraph 1 and 2 above. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) by independent legal counsel (selected by one or more of the directors, whether or not a quorum and whether or not disinterested) in a written opinion, or (c) by the stockholders. Anyone making such a determination under this paragraph 4 may determine that a person has met the standards therein set forth as to some claims, issues or matters but not as to others, and may reasonably prorate amounts to be paid as indemnification.

5. ADVANCES. Expenses incurred in defending civil or criminal actions, suits or proceedings shall be paid by the corporation, at any time or from time to time in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in paragraph 4 above upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent to repay such amount unless it shall ultimately be determined by the corporation that the payment of expenses is authorized in this Section.

6. NONEXCLUSIVITY. The indemnification provided in this Section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, by-law, agreement, vote of stockholders or disinterested director or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall insure to the benefit of the heirs, executors, and administrators of such a person.

7. INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, trustee, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, against any liability assessed against such person in any such capacity or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability.

8.   "CORPORATION"  DEFINED.  For  purpose  of this  action,  references  to the
     "corporation" shall include, in addition to the corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, trustees, officers, employees or agents, so that any person who is or was a director, trustee, officer, employee or agent of such of constituent corporation will be considered as if such person was a director, trustee, officer, employee or agent of the corporation.

Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

        Escrow Fee                                          $     600.00
        Securities and Exchange Commission Registration Fee      1545.45
        Legal Fees                                             20,000.00
        Accounting Fees                                         5,000.00
        Printing and Engraving                                  1,000.00
        Blue Sky Qualification Fees and Expenses                  950.00
        Miscellaneous                                             404.55
        Transfer Agent Fee                                        500.00
                                                               ---------
        TOTAL                                               $  30,000.00

Item 26.  Recent Sales of Unregistered Securities

     The registrant issued 2,000,000 shares of common stock between September 28, 1999 and September 30, 1999 to thirteen investors for cash consideration of $.01 per share for an aggregate investment of $20,000. Barney Magnusson, President, Treasurer and Director, and Leslie McGuffin, Secretary and Director, purchased 200,000 and 50,000 shares of common stock respectively. The registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act. No securities have been issued for services.

     Neither the registrant nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. Purchasers or the beneficial owners of purchasers which are entities are friends or business associates of Barney Magnusson, President of the registrant. No services were performed by any purchaser as consideration for the shares issued. In addition, Roger Fidler, Esq., special securities counsel, purchased 20,000 shares of our common stock for cash consideration.

     All purchasers represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All purchasers of our unregistered securities are accredited investors.

EXHIBITS

Item 27.

2.1     Securities Purchase Agreement with Sky E-Com Corp. dated August 15, 2000

3.1     Certificate of Incorporation*

3.2     By-Laws*

4.1     Specimen Certificate of Common Stock*

4.2     Form of Warrant*

4.3     Form of Escrow Agreement*

4.4 Executed Escrow Agreement dated June 7, 200 with Capital Suisse Securities, Inc.

5.1     Opinion of Roger Fidler, Esq. dated October 31, 1999*

5.1     Opinion of Sheila Covino, Esq. dated October 20, 2000.

10.1    Letter of Intent dated May 5, 2000 between British Airways and Sky E-Com

10.2    Letter of Intent dated March 9, 2000 between BuyNow, Inc. and Sky E-Com

10.3    Sales Consulting Agreement dated February 25, 2000 with Intelliworxx,
        Inc.

23.1    Consent Thomas Monahan, CPA to Use Opinion

23.2    Consent of Roger Fidler, Esq. dated October 31, 1999 to use opinion*

23.3    Consent of Sheila Corvino, Esq. dated October 20, 2000 to use opinion.

23.4    Consent of Hoffski & Pisano CPAs

27      Financial Data Schedule

----------------------------

* Previously submitted as exhibits to registration statement filed November 23, 1999.

Item 28.

UNDERTAKINGS

   The Registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement (the "Registration Statement"):

        (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933 (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this registration statement, including (but not limited to) the addition of an underwriter;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by the Company to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, Canada, on October 5, 2000.

                                 KINGSGATE ACQUISITIONS, INC.


                                 By: /s/Barney Magnusson
                                    ---------------------------
                                    Barney Magnusson, President

     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.

/s/Barney Magnusson
-------------------------------                        Dated: October 31, 2000
Barney Magnusson
President, Treasurer, Director


/s/Leslie McGuffin
-------------------------------                        Dated: October 31, 2000
Leslie McGuffin
Secretary, Director